23
United States Securities and Exchange Commission

Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CrossPoint Energy Company

(formerly Electrum Mining Limited)

(Name of small business issuer in its charter)

Nevada	1381	98-0434381
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
Incorporation or organization)	Classification Code Number)	Number)

2801 Network Blvd., Suite 810
Frisco, TX 75034
(Address and telephone number of principal executive offices)

Daniel F. Collins
Chief Executive Officer
2801 Network Blvd., Suite 810
Frisco, TX 75034
(972) 818-1100

(Name, address and telephone number of agent for service)

Copy of all communications to:

Fred Stovall, Esq
Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, TX 75201
(214) 758-1500

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, $0.00001 par value	12,844,730 (4)	$2.75	$35,323,008	$3,780
TOTAL				$3,780

(1)	Consists of shares held by certain Selling Stockholders being registered by the registrant on behalf of such Selling Stockholders.
(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares of common stock as may be issued as a result of stock splits, dividends and combinations.

(3)
The proposed maximum offering price per share was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended based upon the average of the high and low price of the Registrant’s common stock as reported on the OTC Bulletin Board on January 25, 2007.

(4)
Consists of 5,267,230 shares of common stock currently held by the Selling Stockholders, 5,051,667 shares of common stock underlying convertible notes currently held by the Selling Stockholders, and 2,525,833 shares of common stock underlying warrants currently held by the Selling Stockholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED JANUARY 26, 2007

SUBJECT TO COMPLETION

CROSSPOINT ENERGY COMPANY

(formerly Electrum Mining Limited)

12,844,730 Shares of Common Stock

This prospectus relates to the sale of up to 12,844,730 shares of common stock, par value $0.00001 per share, by certain of our stockholders referred to as the “Selling Stockholders”. These shares are shares of common stock that the Selling Stockholders own, as well as shares of common stock that the Selling Stockholders may acquire upon the exercise and conversion of warrants and convertible notes that they currently hold, and were issued to the Selling Stockholders in private transactions. We will not receive any proceeds from the sale of any shares sold by the Selling Stockholders.

Our common shares trade on the NASD Over-the-Counter Bulletin Board (OTCBB) under the symbol “CXPE”. On January 25, 2007, the last sales price of our common stock as reported on the OTCBB was $2.75 per share.

These securities are speculative and involve a high degree of risk. You should consider carefully the “Risk Factors” beginning on Page 2 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

The date of this prospectus is          , 2007

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	8
USE OF PROCEEDS	8
DIVIDEND POLICY	8
SELLING STOCKHOLDERS	9
PLAN OF DISTRIBUTION	10
SELECTED HISTORICAL FINANCIAL DATA	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	14
BUSINESS AND PROPERTIES	22
MANAGEMENT	29
EXECUTIVE COMPENSATION	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	35
DESCRIPTION OF SECURITIES	36
SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	36
MARKET FOR COMMON STOCK AD RELATED STOCKHOLDER MATTERS	36
RECENT SALES OF UNREGISTERED SECURITIES	37
LEGAL PROCEEDINGS	38
LEGAL MATTERS	38
EXPERTS	39
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	39
WHERE YOU CAN FIND MORE INFORMATION	39
FINANCIAL STATEMENTS	40

Unless the context otherwise requires, references in this prospectus to the “Company”, “we”, “us” or “ours” refer to CrossPoint Energy Company (formerly Electrum Mining Limited),. a Nevada corporation.

“Electrum” refers to us and our business prior to the merger with CrossPoint Energy, LLC.

i

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. In addition to this summary, you should read this entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements. All information in this prospectus should be considered before investing in our common stock.

 CrossPoint Energy Company (formerly Electrum Mining Limited)

We are a crude oil and natural gas exploration, development and production company. Our strategy for growth is to acquire, drill and develop underdeveloped oil and gas properties which yield significant growth opportunity and contain attractive reserve capabilities within and around established fields with multiple targets. We are focused on natural gas and oil prospects primarily located in East and Southeast Texas. In addition, we have identified possible additional prospects for future drilling and development, which are in various stages of evaluation, land leasing and assimilation.

Currently we have two separate operating subsidiaries, CrossPoint Energy Holdings, LLC which holds the oil and gas properties, and Dallas Operating Corp., which up until November 30, 2006 operated was the operator of record, and provided oil and gas consulting services. Effective December 1, 2006, the Company notified the Texas Railroad Commission that CrossPoint Energy Company has assumed all of the operator responsibilities of its subsidiary, Dallas Operating Corp.

Our principle address is 2801 Network Blvd., Suite 810, Frisco, Texas 75034. Our telephone number is (972) 818-1100.

Corporate History and Information

We were incorporated in the State of Nevada on August 4, 2004 as “Electrum Mining Limited.” On November 27, 2006 we completed a merger between one of our subsidiaries, CrossPoint Acquisition, LLC, and CrossPoint Energy, LLC (“CrossPoint LLC”) (the “Merger”). As a result of the Merger we changed our business to that of CrossPoint LLC’s prior to the merger.

From inception until the merger with CrossPoint LLC, Electrum’s business was as a start-up, exploration stage corporation, engaged in the search for mineral deposits or reserves which are not in either the development or production stage. CrossPoint LLC was formed as a limited liability company under the laws of the State of Texas in November, 2004 and commenced operations in the first calendar quarter of 2005. Prior to the Merger, CrossPoint LLC had two subsidiaries, CrossPoint Energy Holdings, LLC which was formed in August 2005 to hold CrossPoint LLC's oil and gas properties and Dallas Operating Corp. which was incorporated in 1993 and is an established service company, engaged in oil and gas operations for the Company and third parties, strategically to add to the Company’s cashflow and/or reserve base. As a result of the Merger we acquired both of these subsidiaries.

Subsequent to the Merger, we changed our name to “CrossPoint Energy Company” to reflect the change in our business to a petroleum and natural gas exploration, development and production company.

Key Terms of the Offering

By means of this prospectus, a number of our stockholders are offering to sell up to an aggregate of 12,851,811 shares of our common stock that they currently own or may acquire pursuant to warrants and notes that they currently own. In this prospectus, we refer to these persons as the “Selling Stockholders”. We will not receive any of the proceeds from the sales of shares by these Selling Stockholders. We refer to this offering by the Selling Stockholders in this prospectus as the “Offering” and we refer to the shares to be offered and sold pursuant to the Offering as the “Shares”. We will pay for the cost of registering the Shares being offered in the Offering.

RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information provided in this prospectus and attached hereto before purchasing our common stock. The risks described below are those we currently believe may materially affect us. Our future development is and will continue to be dependent upon a number of factors. You should carefully consider the following information as well as the more detailed information concerning our Company contained elsewhere in this prospectus before making any investment. An investment in our common stock involves a high degree of risk, and should be considered only by persons who can afford to lose the entire amount of their investment.

Reserve estimates depend on many assumptions that may turn out to be inconclusive, subject to varying interpretations, or inaccurate.

Estimates of natural gas and oil reserves are based upon various assumptions, including assumptions relating to natural gas and oil prices, drilling and operating expenses, availability of equipment, capital expenditures, ownership and title, taxes and the availability of funds. The process of estimating natural gas and oil reserves is complex. It requires interpretations of available geological, geophysical, engineering and economic data for each reservoir. Therefore, these estimates are inherently imprecise. Further, potential for future reserve revisions, either upward or downward, is significantly greater than normal because a high percentage of our reserves are undeveloped.

Actual natural gas and oil prices, future production, revenues, operating expenses, taxes, development expenditures and quantities of recoverable natural gas reserves will most likely vary from those estimated. Any significant variance could materially affect the estimated quantities and present value of future net revenues at any time. A reduction in natural gas and oil prices, for example, would reduce the value of reserves and reduce the amount of natural gas and oil that could be economically produced, thereby reducing the quantity of reserves. At any time, there might be adjustments of estimates of reserves to reflect production history, results of exploration and development, prevailing natural gas prices and other factors, many of which are beyond our control.

Undeveloped reserves, by their nature, are less certain. Recovery of undeveloped reserves requires significant capital expenditures, availability of drilling rigs and successful drilling operations. Any reserve data assumes that we will make significant capital expenditures to develop our reserves with available drilling rigs. To the extent that we have prepared estimates of its natural gas and oil reserves and of the costs associated with these reserves in accordance with industry standards, we cannot assure you that the estimated costs are accurate, that development will occur as scheduled or that the actual results will be as estimated. We might not be able to access drilling rigs or raise the capital it needs to develop these reserves.

Market conditions or operation impediments may hinder our access to natural gas and oil markets or delay our production.

The marketability of our production depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. This dependence is heightened where this infrastructure is less developed. Therefore, if drilling results are positive in certain areas, a new gathering system would need to be built to handle the potential volume of gas produced. We might be required to shut in wells, at least temporarily, for lack of a market or because of the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver production to market.

Our ability to produce and market natural gas and oil is affected and also may be harmed by:

•	the lack of available drilling rigs;
•	the lack of pipeline transmission facilities or carrying capacity;
•	government regulation of natural gas and oil production;
•	government transportation, tax and energy policies;
•	changes in supply and demand; and
•	general economic conditions.

We might incur additional debt in order to fund our exploration and development activities, which would continue to reduce our financial flexibility and could have a material adverse effect on our business, financial condition or results of operations.

If we incur indebtedness, our ability to meet our debt obligations and reduce our level of indebtedness depends on future performance. General economic conditions, availability of drilling rigs, oil and gas prices and financial, business and other factors affect our operations and future performance. Many of these factors are beyond our control. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our debt or that future working capital, borrowings or equity financing will be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and performance at the time we need capital. We cannot assure you that we will have sufficient funds to make such payments. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowings or arrange new financing, we might have to sell significant assets. Any such sale could have a material adverse effect on our business and financial results.

Our leases and/or future properties might not produce as anticipated, and we might not be able to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against them, which could cause us to incur losses.

Although we have reviewed and evaluated the leases in a manner consistent with industry practices, this review and evaluation might not necessarily reveal all existing or potential problems. This is also true for any future acquisitions made by us. Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, a seller may be unwilling or unable to provide effective contractual protection against all or part of those problems, and we often assumes environmental and other risks and liabilities in connection with the acquired properties.

We do not plan to insure against all potential operating risks. We might incur substantial losses and be subject to substantial liability claims as a result of our natural gas and oil operations.

We do not intend to insure against all risks. We intend to maintain insurance against various losses and liabilities arising from operations in accordance with customary industry practices and in amounts that management believes to be prudent. Losses and liabilities arising from uninsured and underinsured events or in amounts in excess of existing insurance coverage could have a material adverse effect on our business, financial condition or results of operations. Our natural gas and oil exploration and development activities will be subject to hazards and risks associated with drilling for, producing and transporting natural gas and oil, and any of these risks can cause substantial losses resulting from:

•	environmental hazards, such as uncontrollable flows of natural gas, oil, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;
•	abnormally pressured formations;
•	mechanical difficulties, such as stuck oil field drilling and service tools and casing collapse;
•	fires and explosions;
•	personal injuries and death;
•	regulatory investigations and penalties; and
•	natural disasters.

Any of these risks could have a material adverse effect on our ability to conduct operations or result in substantial losses. We might elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could have a material adverse effect on our business, financial condition and results of operations.

A substantial or extended decline in natural gas and oil prices may adversely affect our ability to meet our capital expenditure obligations and financial commitments.

Our revenues, operating results and future rate of growth are substantially dependent upon the prevailing prices of, and demand for, natural gas and oil. Declines in the prices of, or demand for, natural gas and oil may adversely affect our financial condition, liquidity, ability to finance planned capital expenditures and results of operations. Lower natural gas and oil prices may also reduce the amount of natural gas and oil that we can produce economically. Historically, natural gas and oil prices and markets have been volatile, and they are likely to continue to be volatile in the future. A decrease in natural gas or oil prices will not only reduce revenues and profits, but will also reduce the quantities of reserves that are commercially recoverable and may result in charges to earnings for impairment of the value of these assets. If natural gas or oil prices decline significantly for extended periods of time in the future, we might not be able to generate enough cash flow from operations to meet our obligations and make planned capital expenditures. Natural gas and oil prices are subject to wide fluctuations in response to relatively minor changes in the supply of, and demand for, natural gas and oil, market uncertainty and a variety of additional factors that are beyond our control. Among the factors that could cause this fluctuation are:

•	changes in supply and demand for natural gas and oil;
•	levels of production and other activities of the Organization of Petroleum Exporting Countries, or OPEC, and other natural gas and oil producing nations;
•	market expectations about future prices;
•	the level of global natural gas and oil exploration, production activity and inventories;
•	political conditions, including embargoes, in or affecting other oil producing activity; and
•	the price and availability of alternative fuels.

Lower natural gas and oil prices may not only decrease our revenues on a per unit basis, but also may reduce the amount of natural gas and oil that we can produce economically. A substantial or extended decline in oil or natural gas prices may materially and adversely affect our business, financial condition and results of operations.

Drilling for and producing natural gas and oil are high-risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Our future success depends on the success of our exploration, development and production activities in the leases. These activities are subject to numerous risks beyond our control, including the risk that we will not find any commercially productive natural gas or oil reservoirs. Our decisions to generate, purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. The cost of drilling, completing and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or prevent drilling operations, including:

•	unexpected drilling conditions;
•	pressure or irregularities in geological formations;
•	equipment failures or accidents;
•	drilling company personnel failures or accidents;
•	pipeline and processing interruptions or unavailability;
•	title problems;
•	adverse weather conditions;
•	lack of market demand for natural gas and oil;
•	delays imposed by or resulting from compliance with environmental and other regulatory requirements;
•	shortages of or delays in the availability of drilling rigs and the delivery of equipment; and
•	reductions in natural gas and oil prices.

Our future drilling activities might not be successful, and drilling success rate overall or within a particular area could decline. We could incur losses by drilling unproductive wells. Although we have identified numerous potential drilling locations, we cannot be sure that we will ever drill them or will produce natural gas or oil from them or from any other potential drilling locations. Shut-in wells, curtailed production and other production interruptions may negatively impact our business and result in decreased revenues.

Competition in the oil and gas industry is intense, and many of our competitors have greater financial, technological and other resources than we do, which may adversely affect our ability to compete.

We operate in the highly competitive areas of oil and gas exploration, development and acquisition with a substantial number of other companies. We face intense competition from independent, technology-driven companies as well as from both major and other independent oil and gas companies in each of the following areas:

•	seeking oil and gas exploration licenses and production licenses;
•	acquiring desirable producing properties or new leases for future exploration;
•	marketing natural gas and oil production;
•	integrating new technologies; and
•	acquiring the equipment and expertise necessary to develop and operate properties.

Many of our competitors have substantially greater financial, managerial, technological and other resources. These companies might be able to pay more for exploratory prospects and productive oil and gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. To the extent competitors are able to pay more for properties than we are able to afford, we will be at a competitive disadvantage. Further, many competitors may enjoy technological advantages and may be able to implement new technologies more rapidly. Our ability to explore for natural gas and oil prospects and to acquire additional properties in the future will depend upon its ability to successfully conduct operations, implement advanced technologies, evaluate and select suitable properties and consummate transactions in this highly competitive environment.

Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plans.

If drilling activity increases in the United States generally, shortage of drilling and completion rigs, field equipment and qualified personnel could develop. From time to time, these costs have sharply increased in various areas around the world and could do so again. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which could in turn harm its operating results.

To the extent that we establish natural gas and oil reserves, we will be required to replace, maintain or expand our natural gas and oil reserves in order to prevent our reserves and production from declining, which would adversely affect cash flows and income.

In general, production from natural gas and oil properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we establish reserves, of which there is no assurance, and are not successful in our subsequent exploration and development activities or in subsequently acquiring properties containing proved reserves, our proved reserves will decline as reserves are produced. Our future natural gas and oil production is highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.

To the extent cash flow from operations is reduced, either by a decrease in prevailing prices for natural gas and oil or an increase in finding and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of natural gas and oil reserves would be impaired. Even with sufficient available capital, our future exploration and development activities may not result in additional proved reserves, and we might not be able to drill productive wells at acceptable costs.

We have a limited operating history and have incurred losses since we began operating. We must generate greater revenue to achieve profitability.

We completed a merger of a subsidiary of our company with CrossPoint LLC in November 2006. As a result of that merger we changed our business operations to that of CrossPoint LLC prior to the merger. CrossPoint LLC was formed in November 2004, but did not commence operations until the first calendar quarter of 2005. As a result, we have a limited operating history in the oil and natural gas industry.

In addition, since our formation we have incurred losses, and since the formation of CrossPoint LLC, it has incurred losses from operations. Our current cash flows alone are insufficient to fund our business plan, necessitating further growth and funding for implementation. We may be unable to achieve the needed growth to obtain profitability and may fail to obtain the funding that we need when it is required. An investment in our securities is subject to all of the risks involved in a newly established business venture, including unanticipated problems, delays, expenses and other difficulties. The further development of our business plan will require substantial capital expenditures. Our future financial results will depend primarily on our ability to locate profitable assets and business opportunities, which in turn will be dependent on our ability to manage those activities profitably, on the market for our products and on general economic conditions. There can be no assurance that we will achieve or sustain profitability or positive cash flows from our operating activities.

Our common stock is illiquid, so investors may not be able to sell any significant number of shares of our stock at prevailing market prices.

The average daily trading volume of our common stock was less than 2,000 shares per day since November 27, 2006, the date of the merger of our subsidiary with CrossPoint LLC. If limited trading in our stock continues, it may be difficult for investors to sell their shares in the public market at any given time at prevailing prices.

Sales of a substantial number of shares in the Offering may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

This registration statement covers the resale of 12,844,730 shares of common stock that were previously restricted. If the Selling Stockholders sell significant amounts of our stock, our stock price could drop. Even a perception by the market that the Selling Stockholders will sell in large amounts after the registration statement is effective could place significant downward pressure on our stock price.

11,382,396 shares of common stock that are currently outstanding and that are not being registered in the registration statement are “restricted securities” as that term is defined under the Securities Act of 1933, as amended, or the “Securities Act.” Though not currently registered, these restricted securities may be sold in the future, in compliance with Rule 144 promulgated under the Securities Act or pursuant to a future registration statement. Rule 144 provides that a person holding restricted securities for a period of one year or more may sell those securities in accordance with the volume limitations and other conditions of the rule. Sales made pursuant to Rule 144 or 144(k), or pursuant to a registration statement filed under the Securities Act, could result in significant downward pressure on the market price for our common stock.

Our board of directors can cause us to issue preferred stock with rights that are preferential to, and could cause a decrease in the value of, our common stock.

Our board of directors may issue up to 25,000,000 shares of preferred stock without action by our stockholders. Rights or preferences could include, among other things:

•	The establishment of dividends which must be paid prior to declaring or paying dividends or other distributions to our common stockholders;
•	Greater or preferential liquidation rights which could negatively affect the rights of common stockholders; and
•	The right to convert the preferred stock at a rate or price which would have a dilutive effect on the outstanding shares of common stock.

See “Description of Securities—Preferred Stock”.

In addition, any preferred stock that is issued may have rights, including as to dividends, liquidation preferences and voting, that are superior to those of holders of common stock.

Our common stock is subject to penny stock regulation.

Our common stock is subject to additional disclosure requirements for penny stocks mandated by the Penny Stock Reform Act of 1990. The Securities and Exchange Commission’s regulations generally define a penny stock to be an equity security that is not traded on the NASDAQ Stock Market and that has a market price of less than $5.00 per share. Depending upon our stock price, we may be included within the SEC Rule 3a51-1 definition of a penny stock and have our common stock considered to be a “penny stock,” with trading of our common stock covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written disclosure to, and suitability determination for, the purchaser and receive the purchaser’s written agreement to a transaction prior to a sale. The regulations on penny stocks limit the ability of broker-dealers to sell our common stock and thus may also limit the ability of purchasers of our common stock to sell their securities in the secondary market. Our common stock will not be considered a “penny stock” if our net tangible assets exceed $2,000,000 or our average revenue is at least $6,000,000 for the previous three years.

We have not anticipated and do not anticipate paying dividends on our common stock.

We have not paid any cash dividends to date with respect to our common stock. We do not anticipate paying dividends on our common stock in the foreseeable future since we will use all of our earnings, if any, to finance expansion of our operations. We are authorized to issue preferred stock, however, and may in the future pay dividends on our preferred stock that may be issued.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, “may”, “will”, “expect”, “intend”, “project”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or similar terminology. They include statements regarding our:

•	financial position;
•	business strategy;
•	budgets;
•	amount, nature and timing of capital expenditures;
•	acquisition risks;
•	operating costs and other expenses; and
•	cash flow and anticipated liquidity.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” and include:

•	general economic conditions,
•	the risks associated with the oil and natural gas exploration and development business,
•	our ability to generate sufficient cash flows to operate,
•	availability of capital,
•	the strength and financial resources of our competitors, and
•	the lack of liquidity of our common stock.

Any of the factors listed above and other factors contained in this prospectus could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations.

When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this prospectus. Our forward-looking statements speak only as of the date made.

USE OF PROCEEDS

The Selling Stockholders will be selling Shares in the Offering. The proceeds from the sale of Shares will be received directly by the Selling Stockholders. We will receive no proceeds from the sale of the Shares offered by Selling Stockholders under this prospectus.

DIVIDEND POLICY

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and development plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

SELLING STOCKHOLDERS

The Shares are being offered by the named Selling Stockholders below. The Selling Stockholders may from time to time offer and sell pursuant to this prospectus up to an aggregate of 5,274,305 shares of our common stock now owned by them, 2,525,833 shares of our common stock that they may acquire upon the exercise of warrants currently owned by them, and 5,051,667 shares of our common stock that they may acquire upon the conversion of convertible notes that are currently owned by them. The Selling Stockholders originally acquired membership interests, warrants, and convertible notes in CrossPoint LLC on June 30, 2006. The Company, pursuant to the merger of one of its subsidiaries with CrossPoint LLC, acquired all of the equity interests in CrossPoint LLC on November 27, 2006 in exchange for issuing equity interests in the Company. As a result, the Selling Stockholders were issued these shares of common stock in the Company, along with the warrants and convertible notes they hold, on November 27, 2006. The Selling Stockholders may, from time to time, offer and sell any or all of the Shares that are registered under this prospectus.

The individuals and/or entities listed below received the Shares offered hereby in connection CrossPoint LLC’s private placement pursuant to an exemption under Regulation D of the Securities Act.

The following table sets forth, with respect to the Selling Stockholders:

•	the number of shares of common stock beneficially owned as of January 22, 2007 and prior to the offering contemplated hereby;
•	the number of shares of common stock eligible for resale and to be offered by each Selling Stockholder pursuant to this prospectus;
•	the number of shares owned by each Selling Stockholder after the offering contemplated hereby assuming that all shares eligible for resale pursuant to this prospectus actually are sold;
•	the percentage of shares of common stock beneficially owned by each Selling Stockholder after the offering contemplated hereby; and
•
in notes to the table, any relationships, excluding non-executive employee and other non-material relationships, that a Selling Stockholder had during the past three years with the registrant or any of its predecessors or affiliates, and any additional information concerning the Selling Stockholders’ affiliations or relationships with the NASD.

Selling Stockholders(A)	Number of Shares of Common Stock Owned Before Offering(B)	Number of Shares To Be Offered(C)	Number of Shares Owned After Offering	Percentage of Shares of Common Stock Owned After Offering (%)
AJAE Limited Partnership (1)	42,427	42,427	0	0
Black Sheep Partners, LLC (2)	150,320	150,320	0	0
Black Sheep Partners II, LLC (3)	110,603	110,603	0	0
Bonanza Master Fund, LTD (4)	4,106,226	3,606,226	500,000	3
Capital Ventures International (5)	416,667	416,667	0	0
Cascata Long/Short Fund, LP (6)	89,096	89,096	0	0
CLAM Partners, LLC (7)	598,210	598,210	0	0
Cordillera Fund, L.P. (8)	551,543	551,543	0	0
ECS Capital Management, LP	917,679	917,679	0	0
Grey K Fund LP (9)	151,559	151,559	0	0

Selling Stockholders(A)	Number of Shares of Common Stock Owned Before Offering(B)	Number of Shares To Be Offered(C)	Number of Shares Owned After Offering	Percentage of Shares of Common Stock Owned After Offering (%)
Grey K Offshore Fund Ltd. (10)	270,279	270,279	0	0
HHMI Investments, L.P. (11)	533,298	533,298	0	0
Hoak Public Equities, L.P. (12)	1,060,656	1,060,656	0	0
Iroquois Master Fund Ltd. (13)	208,333	208,333	0	0
Pelagic Natural Resources, LLC (14)	89,096	89,096	0	0
Treaty Oak Acorn Fund (15)	339,410	339,410	0	0
Walker Smith Capital (QP), L.P. (16)	913,436	913,436	0	0
Walker Smith Capital, L.P. (17)	160,965	160,965	0	0
Walker Smith International Fund, Ltd. (18)	1,362,136	1,362,136	0	0
WS Opportunity Fund (QP), L.P. (19)	312,259	312,259	0	0
WS Opportunity Fund International, Ltd. (20)	600,841	600,841	0	0
WS Opportunity Fund, L.P. (21)	359,691	359,691	0	0

TOTALS	13,344,730	12,844,730	500,000	3

(A)
It is our understanding that any Selling Stockholder that is an affiliate of a broker-dealer purchased the securities offered hereunder in the ordinary course of business, and at the time of purchase, had no agreement or understanding to distribute any of the securities.

(B)
Includes all shares of common stock owned, regardless of whether they are covered by this prospectus, together with shares underlying warrants and convertible notes held by the Selling Stockholder that are covered by this prospectus.

(C)
The number of shares of common stock to be offered assumes that the Selling Stockholder elects to offer for sale all of the shares of common stock (including shares underlying warrants and convertible notes) held by the Selling Stockholder that are covered by this prospectus.

(1)	J.W. Brown, one of our directors, is the general partner in AJAE Limited Partnership.
(2)	Brian Black, as managing member of BCB Consultants, LLC, the managing member, has voting and investment power over these securities.
(3)	Brian Black, as managing member of BCB Consultants, LLC, the managing member, has voting and investment power over these securities.
(4)	Bonanza Fund Management, LLC has voting and investment power over these securities.
(5)
Martin Kabinger, in his capacity as Investment Manager of Heights Capital Management, Inc., the authorized agent of Capital Ventures International, may be deemed to have investment discretion and voting power over these securities. Mr. Kabinger disclaims any such beneficial ownership. Capital Ventures International is an affiliate of a broker-dealer.

(6)	Chris Cuzalina has voting and investment power over these securities.
(7)	Greg Carlin, as managing member of Clam Manager, LLC, the managing member, has voting and investment power over these securities.
(8)	James P. Andrew and Stephen J. Carter have voting and investment power over these securities.
(9)	Robert Koltun has voting and investment power over these securities.
(10)	Robert Koltun has voting and investment power over these securities.
(11)	Reid S. Walker and G. Stacy Smith have voting and investment power over these securities.
(12)	J. Hale Hoak has voting and investment power over these securities.
(13)	Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of these shares.
(14)	Scott Derby, Manager, has voting and investment control over these securities.
(15)	Aaron R. Stanley has voting and investment control over these securities.
(16)	Reid S. Walker and G. Stacy Smith have voting and investment power over these securities.
(17)	Reid S. Walker and G. Stacy Smith have voting and investment power over these securities.
(18)	Reid S. Walker and G. Stacy Smith have voting and investment power over these securities.
(19)	Patrick Walker, Reid S. Walker and G. Stacy Smith have voting and investment power over these securities.
(20)	Patrick Walker, Reid S. Walker and G. Stacy Smith have voting and investment power over these securities.
(21)	Patrick Walker, Reid S. Walker and G. Stacy Smith have voting and investment power over these securities.

Each Selling Stockholder may make these sales at prices and under terms then prevailing or at prices related to the then current market price.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth selected historical financial data for us and CrossPoint LLC as of and for each of the periods indicated. All periods presented are prior to the Merger. The table sets forth, in U.S. dollars, the selected financial data as prepared in accordance with accounting principles generally accepted in the United States. You should review this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated historical financial statements and related notes included elsewhere in this registration statement. CrossPoint LLC’s year end was December 31st and our year end prior to the Merger was September 30th. Subsequent to the Merger our year end will remain September 30th.

	CrossPoint Energy, LLC		CrossPoint Energy Company (formerly Electrum Mining Limited)
	Nine Months ended September 30, 2006	Twelve Months ended December 31, 2005	Twelve Months ended September 30, 2006	Twelve Months ended September 30, 2005

Consolidated Statement of Operations Data:

Revenues:
Crude oil and natural gas sales	$1,595,111	163,591
Contract services income	686,569	549,449
Total revenues	2,281,680	713,040	-	-

Operating costs and expenses:
Lease operating expenses & taxes	471,338	249,230
Dry hole and abandonment expenses	1,060,588	61,247
Impairment of oil & gas properties	4,086,844	-
Depreciation, depletion, accretion & amortization	900,432	55,193
Contract services expenses	422,470	231,720
Mineral property costs	-	-	(25,353)	24,253
General and administrative expenses	2,067,326	1,885,334	33,787	41,888
Total operating costs and expenses	9,008,998	2,482,724	8,434	66,141

Interest and other income	(70,696)	(77)
Interest expense	852,675	24,522
Penalty expense	340,988
Net loss	(7,850,285)	(1,769,684)	(8,434)	(66,141)
Preferred units dividends	(75,348)	-	-	-
Net loss applicable to common units	$(7,925,633)	(1,769,684)	(8,434)	(66,141)

Other Financial Data:
Net cash used in operating activities	679,411	(1,922,013)	(23,773)	(47,776)
Net cash used in investing activities	4,374,574	(8,291,233)	-	-
Net cash provided by financing activities	10,891,935	10,283,186	-	55,000

Balance Sheet Data (at end of period):
Cash and cash equivalents	6,073,298	235,348	2,761	26,728
Total assets	15,668,026	9,573,253	2,761	28,436
Current note payable, net of discount	4,101,439	7,134,727	17,526	34,573
Long-term debt, net of discount	7,838,277	39,916	-	-
Members equity (deficit)	(3,428,890)	1,619,564	(14,765)	(6,137)

Basic and Diluted Net Loss per Share	$(0.71)	$(0.23)	$(0.00)	$(0.04)
Weighted average number of shares outstanding	11,204,232	7,631,101	3,250,000	1,778,346

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations and estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this prospectus.

On November 27, 2006 we completed a merger between one of our subsidiaries, CrossPoint Acquisition, LLC, and CrossPoint Energy, LLC (“CrossPoint LLC”) (the “Merger”). As a result of the Merger we changed our business to that of CrossPoint LLC’s prior to the Merger.

From inception until the merger with CrossPoint LLC, Electrum’s business was as a start-up, exploration stage corporation, engaged in the search for mineral deposits or reserves which are not in either the development or production stage. CrossPoint LLC was formed as a limited liability company under the laws of the State of Texas in November, 2004 and commenced operations in the first calendar quarter of 2005. Prior to the Merger, CrossPoint LLC had two subsidiaries, CrossPoint Energy Holdings, LLC which was formed in August 2005 to hold CrossPoint LLC's oil and gas properties and Dallas Operating Corp. which was incorporated in 1993 and is an established service company, engaged in oil and gas operations for the Company and third parties, strategically to add to the Company’s cashflow and/or reserve base. As a result of the Merger we acquired both of these subsidiaries.

Subsequent to the Merger, we changed our name to “CrossPoint Energy Company” to reflect the change in our business to a crude oil and natural gas exploration, development and production company.

The Merger will be accounted for as a reverse merger with CrossPoint LLC deemed to be the accounting acquirer and we will be the legal acquirer. Accordingly, the historical financial information presented in future financial statements will be that of CrossPoint LLC. The basis of the assets, liabilities and equity of CrossPoint LLC, the accounting acquirer, will be carried over in the Merger.

The following discussion and analysis of financial condition and results of operations relates to the financial statements of CrossPoint LLC included in this registration statement, and discusses its business going forward as CrossPoint Energy Company, after the Merger. Following our discussion of CrossPoint LLC, we present a plan of operations of Electrum, which relates to periods prior to our Merger with CrossPoint LLC.

Overview

CrossPoint LLC is a natural gas and petroleum exploration, development and production company engaged in finding and developing oil and gas prospects, primarily in East and Southeast Texas. CrossPoint LLC’s business strategy is to acquire and drill properties which yield significant growth opportunity and contain attractive reserve capabilities within and around established fields with multiple targets. CrossPoint LLC’s people and way of doing business are vital to the success of its business plan and growing it into a valuable exploration and production company. CrossPoint LLC’s ability to create value for its members is based on its employee’s valuable skills, extensive industry experience, their commitment to CrossPoint LLC’s core values, and passion for excellence in all that they do.

CrossPoint LLC is focused primarily on drilling new and development reserves within prolific east and southeast Texas fields. CrossPoint LLC is also continuously evaluating additional growth opportunities through acquisitions of producing and underdeveloped properties.

Liquidity and Capital Resources

Cash Flows

At September 30, 2006 CrossPoint LLC had $6,073,298 in cash and cash equivalents, which is an increase of $5,837,950 from the balance at December 31, 2005 of $235,348. CrossPoint LLC used $679,411 of cash for operating activities and $4,345,346 of cash for the capital development of its oil & gas properties. These activities were funded in part by net proceeds of $13,643,660 received in a private placement in June 2006 and $5,338,780 from a credit facility that CrossPoint LLC had in place for capital development. In the nine months ended September 30, 2006, CrossPoint LLC repaid $8,690,505 on the note payable for capital development.

Financing and Investing Activities During the Nine-Month Period Ended September 30, 2006

Private Placement

On June 30, 2006, CrossPoint LLC entered into a securities purchase agreement with the Selling Stockholders pursuant to which CrossPoint LLC received gross proceeds of $15,155,000. For every $3.00, CrossPoint LLC issued one membership common share at $1.25 per share, one warrant to purchase 0.25 membership common units in CrossPoint LLC at an exercise price of $1.95, and one convertible note in a principal amount of $1.75 per share. Each warrant expires on June 30, 2011. Each convertible note accrues interest at a rate of 8% per annum, and has a maturity date of June 30, 2009.

The proceeds from the private placement were allocated as follows:

	Shares	Price per Share	Proceeds

Shares subject to redemption	5,051,667	$1.25	$6,314,583
Convertible debt	5,051,667	$1.75	8,840,417
Warrants (1)			1,874,133
Less costs of issuance			(3,385,473)
Total net proceeds			$13,643,660

(1)	Warrants are exercisable in to 2,525,833 common shares at $1.95 per share

As part of the merger of CrossPoint LLC with a subsidiary of Electrum, the Company assumed the obligations of CrossPoint LLC under this securities purchase agreement.

Credit Agreement

On September 2, 2005, CrossPoint LLC entered into a $40,000,000 credit agreement (the “Credit Agreement”) with two participating lenders for the purpose of funding CrossPoint LLC’s development projects. The term of the agreement is three years. The Credit Agreement is facilitated by an administrative agent who approves the amounts and purposes for the advances under the Credit Agreement, referred to as the commitment. The Company’s oil and gas properties collateralize the Credit Agreement. According to the Credit Agreement, all of the Company’s production receipts have been assigned to a lock box administered by the Administrative Agent.

Through a waterfall calculation, 95% of the Company’s monthly gross income from its oil and gas properties less operating expenses, interest on the debt and an allocation for general and administrative expense not to exceed $100,000 is used to repay advances. Interest on the advances is computed at the prime rate as announced by the Wall Street Journal plus 5.50% (13.75% at September 30, 2006). The interest is due and payable monthly. In addition, as additional consideration for the making of the loans, the lenders received a three percent (3%) of 8/8th overriding royalty interest in any oil and gas property owned by the Company. The overriding royalty was determined to have zero value at the date of the agreement. In addition to the debt facility described above, the Administrative Agent collects a 1.5% commitment fee with each commitment and is paid a semi-annual administrative fee of $15,000, due on February 15th and August 15th.

As a material inducement for the lenders to extend credit to the Company, Equity Participation Agreements were executed with each of the lenders. The applicable equity percentage was 7.5% for each lender in line with the Credit Agreement. Pursuant to a subsequent property purchase and lender funding in December 2005, the equity percentage was increased to ten percent (10%) for each lender. Common units (240,130) were assigned to the lenders and a debt discount, reflective of their 20% ownership in the Company was calculated. The debt discount was derived by risk weighting the discounted present value of the Company’s oil and gas reserves at December 31, 2005, as reported by the Company’s independent petroleum engineers. The discount is being amortized over the term of the Credit Agreement.

Liquidity and Other Capital Resources

As we continue to drill and complete successful wells, we plan to increase net cash flow from operations by becoming more efficient in the drilling and completion of the wells, employing the increasing availability of quality drilling rigs and crews, and the sustained knowledge of the fields and reservoirs that we are developing. Our strategy is to drill lower to moderately risked prospects with multiple zones within our existing oil and gas fields.

We understand the risks inherent to the oil and gas industry and design our strategy to mitigate them. Subject to an approval process, we have the ability to draw upon the Credit Agreement described above to provide capital to expand our portfolio through drilling and completions. We have the ability to refinance with mezzanine lenders, or raise additional equity in conjunction with further development of our existing assets and/or a new acquisition. We are continuously evaluating acquisitions that have the attributes desired to build reserves and cashflow, and significantly grow the company.

We intend to finance future acquisitions of oil and gas properties, field development projects and operating activities with a combination of issuances of equity, debt financing, and access to capital markets and cash flow from operations. We cannot guarantee that any additional equity or debt financing will be available in sufficient amounts or on acceptable terms when needed. If such financing is not available in sufficient amounts or on acceptable terms, our results of operations and financial condition may be adversely affected. In addition, equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences or privileges that are senior to our common stock, and any debt financing obtained must be repaid regardless of whether of not we generate profits or cash flows from our business activities.

Capital Development Plan

The Company plans to develop its existing prospects in order to increase cashflow and proved reserves from the multiple zones currently available within each prospect.   We also plan to continue acquiring leases / farm-in blocks and drill additional prospect areas which complement our existing asset base.

Capital to be deployed by the Company on projects during 2007 shall be dependent upon the level of success from operations being conducted currently, product prices, additional data being evaluated and available debt and equity capital.  Currently, the Company has a development plan which includes a total of approximately $7.1 million in capital for drilling, completions, recompletion leasing costs over the first six months of 2007.   The Company’s prospects contain numerous additional potential drillsites which are available for development in the second half of 2007 through 2009.

The estimated distribution of capital between prospect areas for the first six (6) months of 2007 is as follows:

Amount in $thousands	For January - June 2007
Prospect
Elkhart	$3,291
Hoskins	2,801
Waskom	797
Acquisition of new leases	200
Total capital development program	$7,089

The Company plans to expend approximately another $7 million in the second half of 2007 by drilling and completion of wells, to continue building a solid base of cashflow and reserves.

The Company plans to fund these activities through our existing credit facility, working capital and may seek additional equity and debt financing. Based on our current cash resources and other current assets, management is contemplating additional financings and or transactions that if successful, would be sufficient to fund capital expenditures, potential property acquisitions and additional prospect leasing. There is no assurance that we will be successful in obtaining such funds. If we cannot obtain such financing, we will significantly curtail our capital development plan and/or acquisition plans.

Results of Operations - Nine Months Ended September 30, 2006 Compared with Twelve Months Ended December 31, 2005

CrossPoint LLC, effective with the merger with Electrum, has adopted Electrum’s fiscal year end of September 30th. Presented below is CrossPoint LLC’s audited stub period financial information for the nine months ended September 30, 2006 and audited financial information for the year ended December 31, 2005.

Overall

CrossPoint LLC is primarily involved in the development and production of oil and gas properties. The results of its oil and gas operations consist of the following:

Amounts in thousands	Nine Months ended September 30, 2006	Year ended December 31, 2005	Increase (Decrease)

Oil & gas revenues	$1,595	$163	$1,432
Oil & gas expenses
Lease operating costs and production taxes	471	249	222
Dry hole & abandonment expenses	1,061	61	1,000
Impairment of oil & gas properties	4,087	-	4,087
Depreciation, depletion, accretion & amortization	900	55	845
Operating profit - oil & gas operations	$(4,924)	$(202)	$(4,722)

For the nine months ended September 30, 2006, CrossPoint LLC had a loss applicable to common stock of $7,925,633, compared to the $1,794,129 loss for the year ended December 31, 2005.

The following table summarizes the differences between the two periods:

Amounts in thousands	Nine Months ended September 30, 2006	Year ended December 31, 2005	Increase (Decrease)
Operating profit - oil & gas operations	$(4,924)	$(202)	$(4,722)
Contract services operating profit	264	318	(54)
Less the following items	-	-	-
General and administrative expense	2,067	1,885	182
Interest expense, net	784	24	760
Preferred stock dividend	75	-	75
Other	340	-	340
Net loss	$(7,926)	$(1,794)	$(6,132)

CrossPoint LLC provides contract consulting to primarily one customer for drilling and completion of wells. These services netted income of $264,099 for the nine months ended September 30, 2006, compared to $317,729 for the twelve months ended December 31, 2005.

Crude Oil & Natural Gas Sales

Operating revenues increased in the nine months ended September 30, 2006 due to the drilling and completion of four new developmental wells.

The table below summarizes the crude oil and natural gas sales for the two periods:

	Nine Months ended September 30, 2006	Year ended December 31, 2005	Increase (Decrease)

Operating revenues	$1,595,111	$163,591	$1,431,520

Sales
Oil (Bbls)	13,521	1,069	12,452
Gas (Mcf)	116,082	12,829	103,253
Total (BOE)	32,868	3,207	29,661

Average Price
Oil ($/Bbl)	$66.65	$57.62	$9.03
Gas ($/Mcf)	$6.07	$7.43	$(1.36)

Crude Oil & Natural Gas Operating Expenses

CrossPoint LLC’s cost to operate the producing wells has increased as a result of the increase in the number of wells, to $471,338 for the first nine months ended September 30, 2006, from $249,230 for the twelve months ended December 31, 2005. CrossPoint LLC drilled an exploratory dry hole and incurred costs on two non-operated exploratory dry holes totaling $1,060,588 in the first nine months ended September 30, 2006, compared to no dry hole costs for the twelve months ended December 31, 2005. CrossPoint LLC had no abandonment costs for the nine months ended September 30, 2006, compared to $61,247 of abandonment costs in the twelve months ended December 31, 2005.

Impairment of $4,086,844 was taken on CrossPoint LLC’s proved reserves for the nine months ended September 30, 2006 as compared to no impairment for the twelve months ended December 31, 2005. The impairment expense was predominantly driven by lower gas prices on September 30, 2006. In accordance with SEC requirements, CrossPoint LLC’s reserves and future net revenues are determined using market prices for oil and natural gas at the end of the accounting period. Oil prices used were based on the September 30, 2006 Plains Marketing East Texas for the Elkhart and Waskom fields and Plains Marketing West Texas Intermediate for the Hoskins field posted prices of $59.00 and $59.50 per barrel, respectively.  The prices were adjusted by field for quality, transportation fees, and regional price differentials. Gas prices used were based on the September 30, 2006 Henry Hub for the Elkhart field and Houston Ship Channel spot market prices for the Waskom and Hoskins fields of $4.175 and $4.035 per MMBTU, respectively.  The prices were adjusted by field for energy content, transportation fees, and regional price differentials. All prices are held constant in accordance with SEC guidelines.

Depreciation, depletion, accretion of the asset retirement obligation and amortization of intangible drilling costs was $900,432 for the nine months ended September 30, 2006, which is an increase of $845,239 from the expense of $55,193 for the twelve months ended December 31, 2005. The increase is due to the increase from five to nine wells in the first nine months of 2006 thus increasing the depreciable base and increased production.

General & Administrative Expenses

The general and administrative expenses have increased to $2,067,326 for the nine months ended September 30, 2006, from $1,885,334 for the twelve months ended December 31, 2005 primarily to support the additional drilling activity and operations. The components of general and administrative costs and the comparison between periods are as follows:

Costs as a percentage of the total	Nine Months ended September 30, 2006	Twelve Months ended December 31, 2005	Increase (Decrease)

General and administrative costs
Personnel expense	66%	54%	12%
Professional services	25%	20%	5%
Facilities	8%	10%	-2%
Start-up costs	0%	12%	-12%
Other	1%	4%	-3%
Total	100%	100%	0%

Interest income and expense

In September 2005, CrossPoint LLC entered into a credit agreement to support CrossPoint LLC’s capital development program. We incurred interest expense of $790,982 on this debt for the nine months ended September 30, 2006, compared to $40,994 for the twelve months ended December 31, 2005. CrossPoint LLC capitalized $480,180 for the nine months ended September 30, 2006 and $89,637 for the twelve months ended December 31, 2005. The increase in the interest expense is due to the increase in the advances of $5,499,920 as we drilled more wells net of with the repayments of $8,683,000 and the increase of the interest rate to 13.75% at September 30, 2006 from 12.25% at December 31, 2005. The balance of the note, net of discount, was $4,090,714 at September 30, 2006.

In connection with the private placement in June, 2006 of approximately $15 million, CrossPoint LLC issued convertible debt at 8% interest per annum. The interest expense on the convertible debt was $182,702 for the nine months ended September 30, 2006 and $0 for the twelve months ended December 31, 2005. The balance of the note, net of discount, was $7,838,277 at September 30, 2006.

The remaining interest expense and the debt discount on the two previously discussed debt instruments of $328,102 for the nine months ended September 30, 2006 and $74,594 for the twelve months ended December 31, 2005.

Penalty expense

In conjunction with the Merger of CrossPoint LLC and Electrum, certain time constraints were put in the Securities and Purchase Agreement and the Registration Rights Agreement, requiring that the merger be completed within 120 days of June 30, 2006 and the initial filing of the shares to be within 30 days of the date of the merger. These requirements were not met and thus CrossPoint LLC accrued the total penalty expense of $340,988 for the nine months ended September 30, 2006.

Equity

CrossPoint LLC paid preferred unit dividends for $75,348, by the issuance of common units, in the first nine months ended September 30, 2006, compared to no dividends for the twelve months ended December 31, 2005.

CrossPoint LLC had a stock option plan for management which terminated with the merger on November 27, 2006. As of September 30, 2006, 836,178 options had been granted, 278,711 options had vested and none have been exercised. The options outstanding under the plan had a weighted average remaining contractual life of 3.56 years. In addition, 1,096,360 warrants were issued to various board members. Compensation expense of $21,188 and $306,510 was taken on the options and warrants, respectively, for the nine months ended September 30, 2006.

Contractual Obligations

CrossPoint LLC has an office lease agreement with unrelated third parties extending through 2010. The rent expense was $106,652 for the period ended September 30, 2006, which includes cash expenditures of $79,961.

Future minimum lease payments under the lease agreement are as follows:

Year Ended September 30,	Amount ($)

2007	126,170
2008	126,170
2009 2010	126,170 126,170
2011	21,028

$525,708

Off Balance Sheet Arrangements

CrossPoint LLC does not have any off balance sheet arrangements.

Significant Accounting Policies

Oil and gas properties

The Company follows the successful efforts method of accounting for its oil and gas properties, capitalizing costs of successful exploratory wells and expensing costs of unsuccessful exploratory wells. Acquisition costs for proved oil and natural gas properties and costs of drilling and equipping wells are capitalized.

Depletion, depreciation and amortization of producing properties are calculated on a field basis, using the units-of-production method based on the estimated proved remaining oil and gas reserves. CrossPoint LLC’s units of production amortization rates are revised on a quarterly basis as of September 30, 2006. Development costs and lease and well equipment are depleted based on proved developed reserves. Leasehold costs are depleted based on total proved reserves. The Company capitalizes interest on funds used in development activities from the date of initiation of exploration activities through the time the property is ready to begin production. During the nine months ended September 30, 2006, the Company capitalized interest on development activities totaling $480,180.

The carrying values of oil and gas properties are compared quarterly, or more frequently when events or circumstances indicate a decline in the recoverability of the carrying value of such properties, to management’s future estimated pre-tax cash flow from properties, aggregated on a field-level basis. In accordance with Statement of Financial Accounting Standards No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, if impairment is necessary, the asset carrying value is written down to fair value. Cash flow pricing estimates are based on existing proved reserve and production information and pricing assumptions that management believes are reasonable. Impairment of individually significant unproved properties is assessed on a property-by-property basis, and impairment of other unproved properties is assessed and amortized on an aggregate basis. Impairment on proved properties of $4,086,844 was recognized for the period ended September 30, 2006. The company had $2,859,007 of unproved properties as of September 30, 2006, on which no impairment was recognized for the period then ended.

Asset Retirement Obligations

The Company has adopted SFAS No. 143, Accounting for Asset Retirement Obligations, which provides that, if the fair value for an asset retirement obligation can be reasonably estimated, the liability should be recognized upon acquiring or drilling a well. Under the method prescribed by SFAS No. 143, the retirement obligation is recorded as a liability at its estimated present value at the asset’s inception, with an offsetting increase to producing properties on the balance sheet. Periodic accretion of the discount of the estimated liability is recorded as an expense in the statement of operations.

Income taxes

CrossPoint LLC elected to be taxed as a partnership for federal income tax purposes and, accordingly, items of income and loss will be reported to the members according to their ownership percentage. One of CrossPoint LLC’s subsidiaries, DOC, is a registered C corporation. However, it is not expected to have a tax liability and there are no material differences in the book and tax basis of assets and liabilities. Therefore, no provision for income taxes is necessary in the accompanying financial statements.

Certain transactions of CrossPoint LLC may be subject to accounting methods for income tax purposes which differ from the accounting methods used in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Accordingly, the net income or loss and the resulting balances in members equity reported for income tax purposes may differ from the balances reported for these same items in the accompanying financial statements.

Revenue recognition

Oil & gas revenues are recognized when title to the products transfers to the purchaser upon collection or receipt of crude oil and natural gas by the purchaser. Prices for such production are defined in sales contracts and are readily determinable based on certain publicly available indices. The purchasers of such production have historically made payment for oil and natural gas purchases within thirty and sixty days of the end of each production month, respectively. CrossPoint LLC periodically reviews the difference between the dates of production and the dates CrossPoint LLC collect payment for such to ensure those receivables are collectible. CrossPoint LLC has no material transportation costs.

As of September 30, 2006, CrossPoint LLC’s crude oil and natural gas production was sold to several independent purchasers. During the nine months ended September 30, 2006, CrossPoint LLC had sales to four primary customers Plains Marketing, L.P. for 33%, XTO Energy, Inc. for 23%, Kinder Morgan Tejas Pipeline, L.P. for 22% and Texas Energy Management Corp. for 21% of total operating revenues, respectively.

Stock Compensation Expense

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, “Share Based Payment” which supersedes APB No. 25 and SFAS No. 123. This pronouncement is to be applied to new unit options issued after December 15, 2005. CrossPoint LLC accounts for options granted before December 15, 2005 under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretation, which require compensation cost for stock based employee compensation plans to be recognized based on the difference in the date of grant, if any, between the fair market value of the stock and the and the amount the employee must pay to acquire the stock.

CrossPoint LLC adopted FAS 123R for all options and warrants granted as of January 1, 2006 under the prospective transition approach for non-public companies that used the minimum value method for valuation of equity awards under FAS 123. The Company has expensed the vested fair market value of the options and warrants issued after January 1, 2006 ($327,698).

Electrum Mining Plan of Operations

THE INFORMATION BELOW IS THE PLAN OF OPERATION FOR ELECTRUM AS OF SEPTEMBER 30, 2006, PRIOR TO THE COMPLETION OF THE MERGER WITH CROSSPOINT LLC, DISCUSSED ELSEWHERE IN THIS REGISTRATION STATEMENT:

Electrum’s auditors issued a going concern opinion in connection with the September 30, 2006 financial statements, which means that there is substantial doubt that Electrum could continue as an on-going business for the next twelve months unless Electrum obtained additional capital to pay for expenses. This is because Electrum had not generated any revenues and no revenues were anticipated until after the merger with CrossPoint LLC was concluded. Electrum’s only source for cash as of September 30, 2006 was investments by others. Electrum was required to raise cash to stay in business.

Electrum has used the above-mentioned funds to explore resource property located at Squaw Creek, a tributary of Clear Creek, in the central Yukon Territories, Canada.

On July 7, 2006 Electrum announced that it had entered into a merger agreement with CrossPoint LLC. Subsequent to the Company’s September 30, 2006 fiscal year end the Company and CrossPoint LLC completed this merger.

Limited Operating History; Need for Additional Capital

There is no historical financial information about Electrum upon which to base an evaluation of its performance. Electrum was an exploration stage corporation and had not generated any revenues from operations. Electrum cannot guarantee that it will be successful in its business operations.

Liquidity and Capital Resources

As of September 30, 2006, Electrum’s total assets were $2,761 and our total liabilities were $17,526.

Application of Critical Accounting Policies

Electrum’s financial statements have been prepared on a going concern basis. Electrum has an accumulated deficit of $81,037 from inception to September 30, 2006. Electrum’s ability to continue as a going concern was dependent upon is ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. Electrum has historically satisfied its working capital needs primarily by sales of securities and a loans payable from an officer of the Company and at September 30, 2006, Electrum had a working capital deficit of $14,765. These financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates.

Impairment and Disposal of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards ("SFAS") No.144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews the carrying value of its long-lived assets for impairment whenever events and circumstances indicate that the carrying value of the assets might be impaired and the carrying value may not be recoverable. Recoverability of these assets is measured by comparison of the carrying value of the assets to the undiscounted cash flows estimated to be generated by those assets over their remaining economic lives and the eventual disposition of the assets. If the undiscounted cash flows are not sufficient to recover the carrying value of such assets the assets are considered impaired, the impairment loss is measured by comparing the fair value of the assets to their carrying values. Fair value is determined by either a quoted market price or a value determined by a discounted cash flow technique, whichever is more appropriate under the circumstances involved.

Off Balance-Sheet Arrangements

Electrum has no off balance sheet arrangements.

BUSINESS AND PROPERTIES

General

We were incorporated in the State of Nevada on August 4, 2004. Effective November 21, 2006, the Company changed its name to CrossPoint Energy Company.

On July 7, 2006, the Company filed a Current Report on Form 8-K advising that it had entered into a merger agreement with CrossPoint Energy, LLC (“CrossPoint LLC”), pursuant to which a subsidiary of the Company would merge with CrossPoint LLC and the Company would assume the business of CrossPoint LLC. On July 29, 2006, the Company divested itself of its mineral claims and the former President of the Company, Douglas Scheving, assumed all responsibility for any environmental liabilities on the mineral claims. On November 27, 2006, subsequent to the Company’s September 30, 2006 fiscal year end, the Company and CrossPoint LLC completed the merger and CrossPoint LLC was merged with and into CrossPoint Acquisition, LLC, a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the Merger, the Company acquired 100% of the outstanding membership interests in CrossPoint LLC, and issued, as consideration to the security holders of CrossPoint LLC, aggregate consideration of 16,451,667 shares of the Company’s common stock, debt convertible into 5,051,667 shares of the Company’s common stock, and warrants to acquire 2,525,833 shares of the Company’s common stock.

Business of the Company Prior to the Merger:

On September 30, 2004, the Company signed an agreement to purchase a mineral property containing 20 mining claims in Yukon Territories, Canada by purchase agreement with Xennex Development Corporation, a non-affiliated third party. The Company held these mineral claims through a trust agreement with the then-current President of the Company. This arrangement was necessary because Canadian mineral claims must be held by a Canadian entity.

The Company retained Aurora Geosciences Ltd. of Whitehorse, Yukon to do a work program based upon the recommendations of R.F. McIntyre, P. Geo in his “Report on Geochemical Sampling of the Blue and Bell claim groups Squaw Creek, Yukon” The exploration program was supervised by Scott Casselman, B.Sc., P. Geo. and consisted of establishing a grid using a hip chain and compass and marking stations with flagging. Line spacing varied from 100 to 200 m and samples were collected at 50 m station intervals. Total Magnetic field measurements were collected at 12.5 m interval. Samples were assayed by ACME Analitical of Vancouver B.C. certified British Columbia Assayers.

The results of the initial program did not reveal any economic quantities of minerals. The Company decided to drop the mineral claims and, on July 29, 2006, the trust agreement was terminated resulting in the President of the Company having title to the claims and being responsible for any environmental clean-up on the property. The President then quit claimed the mineral claims back to the vendor Xennex.

Business of the Company after the Merger:

As a result of the closing of the Merger, subsequent to its September 30, 2006 fiscal year end the Company has changed its business to the operations to those of CrossPoint LLC. CrossPoint LLC was formed in the fourth quarter of 2004, and has two subsidiaries. One is CrossPoint Energy Holdings, LLC which was created to facilitate a mezzanine debt facility in September 2005. The other is Dallas Operating Corp. (“DOC”), which was a stand alone business prior to becoming a subsidiary of CrossPoint LLC in 2005. DOC is an established service company, engaged in oil and gas operations for third parties, strategically to add to CrossPoint’s cashflow and/or reserve base.

Our drilling activities, which are conducted in our subsidiary CrossPoint Energy Holdings, LLC, focus primarily on internally generated prospects utilizing its significant technological skills, and, opportunistically, on third party prospects and the acquisition of producing oil and gas assets. Our strategy for growth is to drill and develop relatively lower and moderate risk properties which contain as an upside, certain higher risk, very prolific reserves. We have many additional prospects identified for future drilling and development, which are in various stages of evaluation, land and leasing and assimilation. The Company’s initial development and exploration activities are located in East and Southeast Texas.

The table below summarizes the Company’s areas of operations, including the number of gross and net wells..

	Completed / Productive		Pending Completion or Recompletion	Currently Drilling	Dry Hole	Total
Field	Oil	Gas

Operated wells
Elkhart	1	1	2	1	0	5
Hoskins	4	0	0	0	1	5
Waskom	0	2	0	0	0	2
Humber	1	0	0	0	0	1
Total operated wells	6	3	2	1	1	13

Non-operated wells
Hoskins	2	0	0	0	0	2
NW Vienna	0	0	0	0	2	2
Total non-operated wells	2	0	0	0	2	4

Total wells (gross)	8	3	2	1	3	17

Elkhart Dome Prospect, Anderson County, Texas

The Elkhart Dome Project, located in East Texas in Anderson County, is primarily an exploration and development play with considerable reserve potential. The Company owns a 40.375%-43.275% working interest, and approximately 31% net revenue interest in, and is the operator of the Elkhart Dome Project. We have drilled and completed three wells on the Elkhart Prospect, are currently completing a fourth well, and drilling a fifth well. Numerous prospective pay zones targeted at Elkhart include Wilcox, Navarro, Woodbine, Rodessa, Pettet and Travis Peak. Our development plan for the Elkhart Dome Project includes the drilling of numerous wells to various depths, targeting multiple zones which have produced significant reserves on Elkhart Dome and/or regionally. The Company is presently preparing two additional drillsites and has evaluated and identified more than 20 additional potential well locations for future development at Elkhart. We are considering twin wells to accelerate shallow reserves and designing dual completion wells for the possibility of accelerating the production from multiple targeted reservoirs.

Since June 30, 2006, CrossPoint LLC and the Company have increased its total leasehold acreage position at Elkhart by approximately 60% - from approximately 1,000 acres (gross) to a current total of approximately 1,600 acres (gross), or about 650 acres (net). With 80 or 40 acre well spacing of the Pettet at a depth of 9,500 feet and 80 acre well spacing in the Travis Peak at a depth of 10,000 feet, and 40 acre shallow well spacing (i.e., the Wilcox, Pecan Gap, and Woodbine formations at depths of 1,700 feet, 4,000 feet and 5,000 feet, respectively - the Company may complete multiple horizons in the same well, or recomplete older wells). The Company has identified more than 20 well locations on its acreage at Elkhart. Each future deep well is projected to cost $1.25 million net total to the Company for drilling and completion. In addition, these Travis Peak well locations may also contain significant additional reserves in the Woodbine, Pettet and other shallower zones. The economics of drilling and completing shallower objectives will be evaluated as we drill the deeper Travis Peak wells, which could provide upside from new reserves and future production.

As a result of the Covington #2 Travis Peak discovery completed by CrossPoint LLC in June 2006, a new field designation, named Indian Lake Travis Peak Field was approved on December 5, 2006. The Covington #2 also has multiple prospective zones in the Pettet (seen at approximately 9,800 feet on logs). Completion operations to add these Pettet zones are currently being implemented in the Covington #2 well. Historically, the Pettet “A” zone has alone produced nearly 50 Bcf gas in Elkhart Field. The Doll #1 was drilled and completed in the Woodbine in June 2006.

 In December 2006, the Company drilled the Covington #3 well to a depth of approximately 11,400 feet at Elkhart. The Covington #3 log data indicates favorable attributes for a completion attempt in multiple zones within each of the Woodbine (5,900 feet), Pettet (9,800 feet) and Travis Peak (11,000 feet) sections. Completion operations for the Covington #3 well are currently being implemented. We are currently drilling the Covington #6.

The Covington #4 location has been built and the Covington #5 location is being evaluated for surface considerations. The Company is evaluating horizontal applications for Elkhart, including the Pettet and Pecan Gap.

Hoskins Mound, Brazoria County, Texas

The Company owns interests in six wells and operates four wells on the Hoskins Dome Project. Additionally, we may earn between 40.625% and 100% working interest in all new wells drilled on the 12,295 gross acre farmout area. Available net revenue interests attributable to such working interests range between 28.4375% and 75% for these new wells. The Company owns approximately 65% of 101 square miles (64,640 gross acres) of proprietary 3D Seismic data over the Hoskins Dome Project area. The Hoskins Dome Project contains a historically significant oil field that has been underdeveloped and contains numerous development and exploration projects. The opportunities include multi-million barrel oil potential reservoirs (4,200-6,500’ zones) and possibly deeper gas sands with significant reserve potential. The Company has drilled three wells and completed two wells, and is presently evaluating additional wells to be drilled. We have identified and prepared more than fifteen (15) separate prospects on the Hoskins Dome Project for future drilling and development. Each prospect may contain one to five wells, depending upon well results and other factors.

In October 2006, the Chevron Texaco Fee #301was drilled on an outer fault block to an approximate depth of 7,100 feet, in an attempt to access potentially significant Miocene oil reserves and Discorbis sands. The #301 reached the (BM 1, BM 2 and BM 3) Miocene Sands, however, commercially viable hydrocarbons were not trapped by the fault and consequently the well was plugged. The #301 did not reach the deeper Discorbis target due to hole difficulties. The total well cost for the #301 was approximately $1.8 MM (gross).. Chevron participated as a non-operator in drilling of the well. Although the #301 well likely eliminated the adjacent outer fault block at Hoskins, we believe the geology of this well is unrelated structurally to most of the remaining prospects in our Hoskins Mound property.

The Miocene and Discorbis prospects surrounding the dome remain drilling targets for 2007, pending additional evaluation. The location for the Welch Foundation #270 well has been built and is planned to test the Miocene Sands and Discorbis. The #270 location is offset to the #300 well, which flowed gas from the overpressured Discorbis before hole difficulties prevented a completion attempt in the Discorbis.

Additional 3D seismic data and other technical work has identified a new and potentially prolific Miocene Prospect called Summer Star. Summer Star is an untested fault block, proximate to historically significant Miocene production. We intend to test and develop the Summer Star prospect in the future.

Waskom Prospect, Harrison County, Texas

The Waskom Project is primarily a development drilling project within a producing gas field in the Cotton Valley Trend located in Harrison County, Texas. The Waskom Project also has multiple prospective additional gas and oil zones. The Company has recompleted one existing well, successfully drilled and completed one in-fill well. Additional wells are scheduled to be drilled in 2007. A well location has been built for the next well to be drilled, and three additional wellsites have been surveyed. Future development plans include increased density drilling pending well results and other factors. The Company owns a 55% working interest (501 gross acres), approximately 41.25% net revenue interest, to 10,000’ and is the operator of the Waskom Project.

The Zack Abney #2 well, drilled in late 2005, continues to produce from the lower Cotton Valley at a rate of 158 Mcf/d (net). The Zack Abney #1 well continues to produce from the lower Cotton Valley at a rate of 35 Mcf/d (net).

The development of the Bossier shale, typically located at a depth of approximately 11,000 feet, has been observed within 3 miles of the Zack Abney wells and is believed to be present beneath The Company’s acreage. Over 15 nearby wells have been drilled to the Bossier by other operators in Harrison County, Texas. The Company is evaluating the possible development of the Bossier shale within the Waskom Prospect area as well as the potential horizontal drilling and completion application for testing and development. The Company owns approximately 45% of the Bossier rights, beneath the Cotton Valley within the prospect.

N.W. Vienna Prospect, Lavaca County, Texas

The Company acquired a 10% non-operated working interest in an approximately 2,900 gross acre prospect (including 3D seismic data) in Lavaca County, Texas. The prospect contains multiple Yegua and Wilcox prospects identified by 3D seismic data. In September and October, 2006, the operator drilled two Yegua wells to a depth of approximately 6,000 feet, and both wells were deemed non-commercial and were plugged as dry holes. The remaining deep Wilcox prospects are exploratory prospects nearby to a multi-Tcf gas field with significant Wilcox production. The Company, together with the operator, is considering selling or trading the Wilcox prospects to a third party, which may include a deep Wilcox well commitment and a non-cost basis interest to the Company in the well and prospects.

Humber Prospect, Shackleford County, Texas

In 2005, CrossPoint LLC acquired, the Humber Prospect with the intention of confirming additional prospects.  A single test well was drilled to test the Caddo and Ellenberger formations at a depth of approximately 6,300’.  Although completed in the Caddo, the Humber #1 well will require additional capital to attempt to increase production, and is viewed as marginal. The Company has no additional interests in the area and is considering selling the producing well and associated acreage.

Additional Prospects

The Company has evaluated title and is acquiring leasehold acreage in an East Texas prospect area with multi-zone, development and exploratory qualities commensurate with its business strategy. The target acreage is approximately 2,000 acres. Target zones include Woodbine, Rodessa, Pettet, Travis Peak, Cotton Valley and Bossier.

The Company has recently acquired 100% of the farm-in acreage rights covering approximately 5,458.23 net acres covering an exploratory project in southeast Texas. The Company is exploring various partnership terms for drilling of a deep test well.

The Company is continuously developing new ideas and evaluating additional areas for acquisition that meet its criteria. The Company has identified several other potential areas for leasehold acquisition, which the Company is evaluating for drilling.

CrossPoint Energy Company has completed filings for operator status in Texas with the Texas Railroad Commission, and effective December 1, 2006 we become the operator of record for our properties, replacing our subsidiary, Dallas Operating Corp., in name only.

Oil and Gas Reserves

The following table presents, as of October 1, 2006, estimated summary information of CrossPoint LLC’s proved oil and natural gas reserves based on reserve reports prepared by Haas Petroleum Engineering Services, Inc., our independent petroleum engineers. All of our proved reserves included in the reserve report are located in Texas. The future net revenue and present worth information included in the table below is based on prices at September 30, 2006.

	As of October 1, 2006
	Net Proved Reserves		Future Net Income (1)
Category	Oil & Condensate (Bbl)	Natural Gas (MCF)	Total	Present Worth at 10% (2)
Proved Developed Producing	29,800	1,051,940	$4,077,250	$3,025,290
Proved Developed Behind Pipe	8,780	584,010	2,287,330	1,601,160
Proved Undeveloped	74,050	1,920,460	3,614,890	918,730
Total Proved	112,630	3,556,410	$9,979,470	$5,545,180

(1) In accordance with SEC requirements, our reserves and future net revenues were determined using market prices for oil and natural gas at September 30, 2006. Oil prices used were based on the September 30, 2006 Plains Marketing East Texas and Plains Marketing West Texas Intermediate posted prices of $59.00 and $59.50 per barrel, respectively.  The prices were adjusted by field for quality, transportation fees, and regional price differentials. Gas prices used were based on the September 30, 2006 Henry Hub and Houston Ship Channel spot market prices of $4.175 and $4.035 per MMBTU, respectively.  The prices were adjusted by field for energy content, transportation fees, and regional price differentials. All prices are held constant in accordance with SEC guidelines. Operating expenses represent field level operating costs and administrative overhead. Operating and capital costs were not escalated.

(2) Represents present value, discounted at 10% per annum, of estimated future net cash flows after income tax of our estimated proved reserves.

Total proved reserves at September 30, 2006 increased approximately 46% from the total reserves as of December 31, 2005. Proved reserves increased primarily due to new wells being drilled and placed in production. CrossPoint LLC's estimated proved reserves as of September 30, 2006 were 4.2 billion cubic feet equivalent (Bcfe), versus 2.9 Bcfe at December 31, 2005. They are approximately 16% oil and 84% natural gas with 29% proved developed producing, 15% proved developed non-producing and 56% proved undeveloped. The net decline of $4.09 million in the present value of our reserves, from $9.635 million at December 31, 2005 to $5.545 million at September 30, 2006, is almost entirely the result of lower commodity prices, stated above in footnote (1) at our fiscal year end of September 30, 2006, compared to the prices used in the December 31, 2005 report of $7.795 per MMBtu and $57.75 per Bbl.

The reserves shown in the above table are estimates only and should not be construed as exact quantities. The reserves may or may not be recovered; if they are recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. A substantial portion of these reserves are for undeveloped locations.

Producing Wells

The following table sets forth the current number of gross and net productive wells. All of the wells listed in the table below are located in Texas.

Productive Oil Wells (1)		Productive Gas Wells (1)
Gross	Net	Gross	Net
8.0	4.1	3.0	1.5

(1) Gross wells include the total number of wells in which we have a working interest. Net wells include wholly owned and the sum of our fractional working interests in the gross wells.

Acreage

The following table sets forth CrossPoint LLC’s developed and undeveloped leased acreage as of September 30, 2006.

Acreage(1) at September 30, 2006

	Developed(2) Acres		Undeveloped (2) Acres
State	Gross	Net	Gross	Net
Texas	680	339	3740	910

(1) Gross acreage includes the total number of acres in all tracts in which we have an interest. Net acreage is the sum of our fractional interests in gross acreage.

(2) Developed acreage is spaced or assignable to productive wells. Undeveloped acreage is acreage where wells have not been drilled or completed to permit commercial production and that may contain undeveloped proved reserves.

Many of the leases comprising the undeveloped acreage set forth in the table above will expire at the end of their respective primary terms unless production from the leasehold acreage has been established prior to such date, in which event the lease will remain in effect until the cessation of production. The following table sets forth, as of September 30, 2006, the expiration periods of the gross and net acres that are subject to leases summarized in the above table of undeveloped acreage.

	Undeveloped Acres Expiring
	Gross	Net
Three Months Ending:
December 31, 2006	80	38
Twelve Months Ending:
December 31, 2006	80	38
December 31, 2007	276	63
December 31, 2008	1,288	247
December 31, 2009	1,573	314
December 31, 2010 and later	1,363	664

Drilling Results

The following table sets forth information with respect to net wells completed during the periods indicated by CrossPoint LLC. The information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation between the number of productive wells drilled, quantities of reserves found or economic value. Productive wells are those that produce commercial quantities of hydrocarbons, regardless of whether they produce a reasonable rate of return.

	Period from November 2, 2004 (inception) through December 31, 2004	Period from January 1, 2005 through December 31, 2005	Period from January 1, 2006 through September 30, 2006
Development
Productive	0	7	4
Dry	0	0	0
Exploratory
Productive	0	0	0
Dry	0	0	3
Total	------	------	------
Productive	0	7	4
Dry	0	0	3

Production

The following table sets forth information regarding CrossPoint LLC’s oil and gas production volumes and average sales price:

	Period from November 2, 2004 (inception) through December 31, 2004	Year ended December 31, 2005	Nine months ended September 30, 2006
Production Data:
Gas production (Mcf)	0	12,829	116,082
Oil production (Bbl)	0	1,069	13,521

Average Price:
Gas (per Mcf)	$0	$7.43	$6.07
Oil (per Bbl)	$0	$57.62	$66.65

Costs
Lease operating expense	0	$238,349	$383,349
Production and other taxes	0	$9,184	$88,030

MANAGEMENT

Directors and Executive Officers

The Company’s executive officers and directors, and their respective ages as of January 8, 2006, are as follows:

Name of Officer / Director	Age	Office Held

John A. Bailey	36	Director

David C. Bradshaw	47	Director

Daniel F. Collins	48	Director, President, CEO

Jeffrey A. Krakos	45	Director, Executive Vice President

Margaret R. Coughlin	51	Secretary

J.W. Brown*	60	Director

Steven R. Shaw*	56	Director

Ross Welgehausen*	49	Director

*The Board of Directors of the Company appointed each of these individuals to the Board of Directors on December 13, 2006, effective as of January 1, 2007.

John A. Bailey: Mr. Bailey is a Director of the Company and is a Director of our subsidiary, CrossPoint Acquisition, LLC. Prior to the merger Mr. Bailey was a member of the board of managers of CrossPoint LLC. Mr. Bailey has been employed as Vice President, Energy at Amaranth Group L.L.C. (a multi-strategy investment fund) since March 2005. Mr. Bailey was a consultant to Amaranth Group L.L.C. from October 2004 until March 2005.  From October 2000 until August 2004, Mr. Bailey was an equity research analyst and Vice President of Equity Research for Deutsche Bank Securities with a focus on North American exploration and production segment of the energy industry. From May 1997 until October 2000, Mr. Bailey was a part of the oil and gas equity research group at Donaldson, Lufkin & Jenrette, Inc.  Mr. Bailey is also a director of Encore Acquisition Company. Mr. Bailey received Bachelor of Arts degrees in Economics and Government from Cornell University.

David C. Bradshaw: Mr. Bradshaw is a Director of the Company and is a Director of our subsidiary, CrossPoint Acquisition, LLC. Mr. Bradshaw is a partner of The Cherokee Group, Inc., an energy industry consulting group and is an Advisory Director of UBS Investment Bank which follows a similar engagement with Deutsche Bank in the 2003-2005 time frame. From 2000 to 2002, he was a Managing Director and a senior equity analyst at Deutsche Bank, covering the Exploration & Production sector. From 1989 to 2001, he was ranked among the top analysts on the All-American Research Team by Institutional Investor magazine. Mr. Bradshaw was a Vice President and the Exploration and Production analyst at DLJ from 1996 to 2000. From 1988 to 1996, he was a Managing Director and senior energy analyst at PaineWebber. Mr. Bradshaw received a Bachelor of Science degree in Finance from Oklahoma State University and a Master of Science degree in Finance from Texas Tech University and is a Chartered Financial Analyst.

Daniel F. Collins: Mr. Collins is the President, Chief Executive Officer, and a Director of the Company as well as the President and a Director of our subsidiary, CrossPoint Acquisition, LLC. Mr. Collins is also the President, Chief Executive Officer, and a Director of our subsidiary, CrossPoint Acquisition, LLC. Prior to the Merger he held the same positions with CrossPoint LLC.   Mr. Collins has over 26 years of experience in the oil and gas industry. He is currently responsible for and manages all aspects of the Company’s business plan and strategies.  Mr. Collins performs project negotiations, execution and documentation as well as managing financial and equity matters and due diligence for the Company.  Mr. Collins is also engaged in the business development of the Company.

 From 1996 to 2004, Mr. Collins was a principal officer and performed the contractual negotiations, land and business development for Dallas Operating Corp.  During this tenure he negotiated the operational contract arrangement with Netherland Sewell & Associates, Inc. (NSAI), developed and executed numerous business plans for E&P clients.  From 1987 to 1994, Mr. Collins was employed by Bridge Oil (USA) Inc. and its predecessor, Petrus Oil Company LP.  At Petrus, he managed oil and gas exploration projects and producing oil and gas assets owned by an H. Ross Perot related entity.  During his tenure at Petrus and Bridge, Mr. Collins managed due diligence projects for over $300 million in oil and gas property transactions, including the divestment of Petrus’ oil and gas assets to Bridge Oil (USA) Inc.  At Bridge, he was responsible for numerous exploration projects and land administration for over 1,000 oil and gas interests in Texas, Louisiana, Alabama, and New Mexico.  From 1980 to 1987, Mr. Collins was employed as a landman by various independents, including Lyco Acquisitions, L.P. and Santa Fe Minerals.  Mr. Collins is a 1981 graduate of The University of Texas at Austin with a BBA in Petroleum Land Management.  He is a member of the American Association of Petroleum Landmen, the Dallas Association of Petroleum Landmen, Society of Petroleum Engineers, the Texas Alliance of Energy Producers and Dallas Petroleum Club.

Jeffrey A. Krakos: Mr. Krakos is the Executive Vice President and a Director of the Company, as well as the Executive Vice President and a Director of our subsidiary, CrossPoint Acquisition, LLC. Prior to the merger he held the same positions with CrossPoint LLC since 2005. Mr. Krakos is a petroleum engineer with 25 years of experience in the oil and gas industry.  Mr. Krakos is responsible for all of CrossPoint’s engineering and operations.  Mr. Krakos was the founding partner of and is President of Dallas Operating Corp. During his tenure with Dallas Operating Corp. from 1993 to 2004, he was responsible for engineering project management and was highly instrumental in the success of the Netherland Sewell & Associates, Inc. operational contract arrangement with Dallas Operating Corp.  He provides engineering due diligence and feasibility studies for producing property acquisitions.

Mr. Krakos has experience with all aspects of drilling, completion, production and reservoir engineering.  He has experience in a wide range of geographical areas, including onshore Texas, Oklahoma, New Mexico, Louisiana, Colorado, Kentucky, as well as Gulf Coast shallow water operations. Mr. Krakos began his career with Amoco Production Company in Brownfield, Texas as a summer engineer from 1980 to 1984 while earning a BS in Petroleum Engineering from Texas Tech University.  From 1984 to 1988, he progressed through increasing levels of management for Bass Enterprises Production Company; and from 1988 to 1993 Mr. Krakos served as Vice President of Engineering for Cass Energy Company before founding DOC.

 Mr. Krakos is a member of Society of Petroleum Engineers, American Association of Petroleum Geologists, American Association of Drilling Engineers, the Texas Independent Producers & Royalty Owners Association, the Texas Alliance of Energy Producers and Dallas Petroleum Club.

Margaret R. Coughlin: Ms. Coughlin is the Secretary and Controller of the Company, as well as the Secretary of our subsidiary, CrossPoint Acquisition, LLC. Prior to the merger she was Controller for CrossPoint Energy, LLC, a position she held since August 2005. From February 2001 until July 2005 she was the Controller for Longhorn Partners Pipeline.

Ms. Coughlin brings over 28 years of accounting, treasury and IT experience to the Company. She possesses thirteen years of domestic and international oil & gas experience in areas ranging from exploration & production to pipelines. She has successfully managed the accounting, budgeting, tax and treasury functions of start-up companies and capital-intensive multi-million dollar projects. Her hands-on and managerial experience include Controller, Financial Analyst, Tax Accountant (corporate and partnership), Treasury Cash Manager, and Payroll & Benefits Administrator.

Ms. Coughlin has a Bachelors degree in Economics from Vanderbilt University and is a Certified Public Accountant. She is a member of the Texas Society of CPA’s and Council of Petroleum Accountants (COPAS).

J.W. Brown: JW. Brown is a Director of the Company and is a Director of our subsidiary, CrossPoint Acquisition, LLC. Since July 1990, Mr. Brown has been the General Partner of Premier Capital, Ltd., an investment banking firm primarily focused on transactions in the energy industry.  Prior to founding Premier, Mr. Brown was founder and principal of WesAl Capital, Ltd., an energy investment banking firm.  Previously, Mr. Brown had been active in the oil and gas business sector in private companies and partnerships, which he formed and managed.  Mr. Brown holds a Bachelor of Arts, a Juris Doctor and Master of Laws degree from Southern Methodist University.

Steven R. Shaw:  Mr. Shaw is a Director of the Company and is a Director of our subsidiary, CrossPoint Acquisition, LLC. Mr. Shaw is currently engaged in personal investments and consulting.  Mr. Shaw was an Executive Vice President of operations for Cimarex Energy Company, a public exploration and production company from 2002 to 2005.  From 1985 to 1995, he was Vice President of Production, and from 1995 to 2002, Vice President of Exploration and Production, at Helmerich & Payne, Inc., a successful oil and gas exploration and production company engaged in domestic and international drilling.  Mr. Shaw worked as a drilling engineer, drilling manager and operations manager from 1979 to 1985 for Andover Oil & Gas, which was acquired by Santa Fe Minerals in 1982.  Prior to joining Andover Oil & Gas, Mr. Shaw worked for Amoco Production in the 1973 to 1979 time frame, as an operations engineer in Brownfield, Texas, a reservoir engineer in Houston, Texas and for Amoco International in Chicago, Illinois, as an operations, drilling engineer in Trinidad and Tobago.  Mr. Shaw is a 1973 graduate of The University of Missouri at Rolla with a BS in Petroleum Engineering.

Ross Welgehausen: Mr. Welgehausen is a Director of the Company and is a Director of our subsidiary, CrossPoint Acquisition, LLC. Mr. Welgehausen is a Co-Founder and Principal of Venn Capital Advisors, L.P. which provides consulting and financing advisory services to emerging businesses and their owners.  From late 2003 to 2005, he provided business advisory services to various companies and, from 2001 to mid-2003, was Vice President - Mergers & Acquisitions of Alon USA, Inc., a refining, marketing and transportation company.  From 1994 to 2000, Mr. Welgehausen was with Tesoro Petroleum Corporation, an oil and gas exploration, production and refining company, as Vice President - Finance.  Mr. Welgehausen is also currently a Director of TotalChart, Inc.  Mr. Welgehausen received a Bachelor of Business Administration degree in Finance from Texas A&M University.

Committees of the Board of Directors of the Company:

Due to its minimal activities to date, the Company currently does not have standing audit, nominating or compensation committees of its board of directors. The Company has no formal director nomination process. In the past nominations were implemented by the board without any input from any committees or advisors. The board of directors of the Company has not determined whether the Company has an audit committee financial expert.

As a result of the completion of the merger, the board of directors of the Company anticipates reviewing whether it is advisable for the Company to have standing audit, nominating and compensation committees of the board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

						Securities
Name and					Restricted	Underlying
Principal	Fiscal			Other Annual	Stock	Options/	LTIP	All other
Position	Year	Salary	Bonus	Compensation	Award(s)	SARs	Payouts	Compensation
Douglas	2006	$0	$0	$0	0	0	0	$0
Scheving,	2005	$0	$0	$0	0	0	0	$0
CEO	2004	$0	$0	$0	0	0	0	$0

Lloyd
Dedemus	2006	$0	$0	$0	0	0	0	$0
Secretary	2005	$0	$0	$0	0	0	0	$0
	2004	$0	$0	$0	0	0	0	$0

There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the fiscal period ended September 30, 2006. There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended September 30, 2006.

Mr. Scheving resigned as Chief Executive Officer and President of the Company on November 27, 2006. Daniel F. Collins was appointed Chief Executive Officer and President of the Company on November 27, 2006.

Mr. Dedemus resigned as Secretary of the Company on July 7, 2006. Margaret Coughlin was appointed Secretary of the Company on November 27, 2006.

Employment Agreement - Daniel F. Collins

Upon completion of the merger, the Company entered into an Employment Agreement dated November 27, 2006 with Daniel F. Collins. Pursuant to this agreement, Mr. Collins agrees to be employed as the Company’s President and Chief Executive Officer. The term of the agreement is for five years, provided, however, that beginning with the fourth anniversary of the agreement, and continuing with each anniversary date of the date of the agreement that occurs while the agreement is in effect, Mr. Collins’ period of employment shall be automatically extended for additional, successive one-year periods, unless either party provides written notice at least ninety days prior to any such anniversary date that no automatic extension will occur.

The agreement provides that Mr. Collins will earn an annual base salary of $195,242 per year, as may be increased by the board of directors of the Company from time to time. In addition, the Company may also pay Mr. Collins discretionary annual bonus compensation in any amount determined by the board of directors to be proper and appropriate. Mr. Collins also has the right to participate in the Company’s employee benefit plans and programs applicable to officer employees on the same basis as other officer employees of the Company.

The agreement may be terminated by the Company for cause, which includes: (i) the willful and continued failure to substantially perform his duties, (ii) the willful engagement in misconduct which is materially injurious to the Company; or (iii) the conviction of any felony or crime of moral turpitude. In addition, Mr. Collins may terminate his employment voluntarily or for good reason, which includes: (i) the assignment of duties inconsistent with the nature or status of the authority granted under the agreement, (ii) the relocation of the Company’s principal executive offices to a location more than fifty miles from Collin County, Texas, or (iii) his removal as a member of the Company’s board of directors.

Employment Agreement - Jeffrey A. Krakos

Upon completion of the merger, the Company entered into an Employment Agreement dated November 27, 2006 with Jeffrey A. Krakos. Pursuant to this agreement, Mr. Krakos agrees to be employed as the Company’s Executive Vice President. The term of the agreement is for five years, provided, however, that beginning with the fourth anniversary of the agreement, and continuing with each anniversary date of the date of the agreement that occurs while the agreement is in effect, Mr. Krakos’ period of employment shall be automatically extended for additional, successive one-year periods, unless either party provides written notice at least ninety days prior to any such anniversary date that no automatic extension will occur.

The agreement provides that Mr. Krakos will earn an annual base salary of $189,132 per year, as may be increased by the board of directors of the Company from time to time. In addition, the Company may also pay Mr. Krakos discretionary annual bonus compensation in any amount determined by the board of directors to be proper and appropriate. Mr. Krakos also has the right to participate in the Company’s employee benefit plans and programs applicable to officer employees on the same basis as other officer employees of the Company.

The agreement may be terminated by the Company for cause, which includes: (i) the commission of a felony, crime involving moral turpitude or any other act or omission involving dishonesty or fraud, (ii) the willful misconduct that brings or is reasonably likely to bring the Company into public disgrace or disrepute which is materially injurious to the Company, (iii) gross misconduct, fraud, embezzlement, misappropriation of the Company’s assets, or (iv) the willful and continued failure to perform the duties reasonably directed by the Company. In addition, Mr. Krakos may terminate his employment voluntarily or for good reason, which includes: (i) the assignment of duties inconsistent with the nature or status of the authority granted under the agreement, (ii) the relocation of the Company’s principal executive offices to a location more than fifty miles from Collin County, Texas, or (iii) his removal as a member of the Company’s board of directors.

Stock Option Grants

From incorporation through September 30, 2006, the Company has not granted any stock options to the executive officers.

Director Compensation

The Company did not compensate its directors for their service to the Company’s last completed fiscal year.

Beginning January 1, 2007, the Company will pay each outside director $1,000 per meeting attending in person or via telephone conference, payable quarterly. In addition, each outside director will receive annually $40,000, payable in stock options that have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. These stock options will have a term of ten years, and 50% of them will be immediately vested, and the remaining 50% will vest at the end of the calendar year, subject to that outside director attending at least 75% of all meetings of the Board of Directors during that calendar year. Each outside director will receive an additional $10,000 in stock options for each of the following positions that such outside director serves: the Chairman of the Board of Directors; a member of any committee of the Board of Directors; and the Audit Committee Financial Expert.

Equity Compensation Plans

The Company did not have a compensation plan as of its most recent fiscal year end (September 30, 2006). Subsequent to the September 30, 2006 fiscal year end, the Company’s shareholders adopted the Company’s 2006 Equity Incentive Plan, pursuant to which the Company may grant equity-based awards to employees, directors, consultants and advisors of the Company and its subsidiaries. The Company has reserved 3,564,844 shares of common stock for awards under the 2006 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 31, 2006 with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (Exchange Act)) who is known to the Company to be the beneficial owner of more than five % of any class of the Company’s voting securities, and as to those shares of the Company’s equity securities beneficially owned by each its director, the executive officers of the company and all of its directors and executive officers of the Company and all of its directors and executive officers as a group. As of December 31, 2006, there were 17,806,616 shares of common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name	Shares of Common Stock	Percentage Owned

John A. Bailey 2801 Network Blvd., Suite 810 Frisco, Texas 75034	1,214,658	4.7%
David C. Bradshaw 2801 Network Blvd., Suite 810 Frisco, Texas 75034	1,640,880	6.4%
Daniel F. Collins 2801 Network Blvd., Suite 810 Frisco, Texas 75034	1,320,281	5.2%
Jeffrey A. Krakos 2801 Network Blvd., Suite 810 Frisco, Texas 75034	1,320,281	5.2%
Margaret R. Coughlin 2801 Network Blvd., Suite 810 Frisco, Texas 75034	0	0%
Officers and Directors as a group	5,496,100	21.5%
Perugia Energy L.P. 11622 Monica Street Houston, Texas 77024	1,885,572	7.4%
Grove CrossPoint Investments, LLC 333 South Beverly Drive, Suite 208 Beverly Hills, California 90212	1,372,553	5.4%
Bonanza Master Fund LTD 300 Crescent Court, Suite 250 Dallas, Texas 75201	3,606,226	14.1%
Walker Smith International Fund, Ltd. 300 Crescent Court, Suite 1111 Dallas, Texas 75201	1,362,136	5.3%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 29, 2006 Electrum’s Board of directors authorized the transfer of the mineral claims set forth in the mineral claim purchase agreement dated September 30, 2004 with Xennex Development Corporation to their then sole director and President, Doug Scheving, in consideration of the cancellation of $27,000 in indebtedness to Lloyd Dedemus, their former director and the assumption of all liabilities by Mr. Scheving related to the mineral claims.

Prior to the merger, CrossPoint LLC held an 87.5% interest in the Humber Prospect, Shackelford County, Texas, project. In order to reduce its economic risk in 2005 it sold working interests to twelve industry participants with a 12.5% promote, thereby retaining an approximate 50% ownership interest. Daniel F. Collins (a 2% interest) and Jeffrey A. Krakos (a 2% interest), along with a former member of the board of managers of CrossPoint LLC (a 5.5% interest) acquired working interests from CrossPoint LLC on the identical basis as all other non-operating participants. All participants, including Mr. Collins and Mr. Krakos, paid for the drilling of one well (Humber #1), which was drilled and was uneconomic.

In 2005 CrossPoint LLC acquired a 55% operating interest in the Zach Abney Unit. Mr. Collins has held a 4% working interest in the same Zach Abney Unit for 23 years. CrossPoint LLC acquired its 55% interest from industry owners other than Mr. Collins, and did not pay or otherwise compensate Mr. Collins for this transaction. CrossPoint LLC remains the operator on this Zach Abney Unit.

In 2004, prior to becoming a subsidiary of CrossPoint LLC, DOC assigned overriding royalty interests to Mr. Collins and to an entity controlled by Mr. Krakos of 1.1% and 1.1% respectively, in the Elkhart Dome Project, Anderson County, Texas. Dallas Operating Corp’s interest in the Elkhart Dome Project was contributed to CrossPoint LLC as part of the formation of CrossPoint LLC, and the overriding royalty interests remained in place for existing leases.

Mr. Collins and Mr. Krakos (together with their respective spouses) personally guaranteed Dallas Operating Corp.’s P5 operator guaranty with the Texas Railroad Commission for all of CrossPoint LLC wells. In February 2006 Mr. Collins and Mr. Krakos (along with their respective spouses) entered into an indemnification agreement with CrossPoint LLC whereby CrossPoint LLC (and post-merger CrossPoint Acquisition, LLC) will indemnify Mr. Collins, Mr. Krakos and their respective spouses if the Texas Railroad Commission pursues collection of any amounts for any of them under such guaranties. The Company is currently in the process of obtaining the release of such guaranties in exchange for a guaranty by the Company.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 75,000,000 shares of common stock, $0.00001 par value. The holders of our common stock are entitled to one vote per share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. The holders of common stock are entitled to receive dividends when, as, and if declared by the board of directors, out of funds legally available therefore and to share pro rata in any distribution to stockholders. Upon liquidation, dissolution, or the winding up of our company, the holders of the common stock are entitled to receive the net assets of the Company in proportion to the respective number of shares held by them after payment of liabilities which may be outstanding. The holders of common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company. The outstanding shares of common stock will not be subject to further call or redemption and are fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock, $0.00001 par value. Preferred stock may be issued in series and shall have such voting powers or no voting powers, rights, limitations, being subject to limitations and provisions contained in subsequent or previous classes and series, conversion rights, other rights, preferences, designations and other characteristics as may from time to time be set forth in a designation set forth as to all preferred shares, a class or series thereof, which may be derived by formula or otherwise determined by facts outside the resolution by resolution of the board of directors and duly filed as provided by law. Consideration received for such shares shall be solely at the discretion of the board of directors. There shall be no preferential rights or cumulative voting rights. The authorized shares or a class or series of stock may be increased or decreased without the approval of the shares of said class or series but not below those issued allowing for any combination or dividend thereof.

Dividends

We have not paid any cash dividends since inception. We do not intend to pay cash dividends in the foreseeable future, but intend to retain earnings, if any, for use in our business operations.

SECURITIES AND EXCHANGE COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Our Articles of Incorporation and Bylaws contain provisions that limit the liability of our directors to the fullest extent permitted by the laws of the State of Nevada. The provisions eliminate the personal liability of our directors for monetary damages for breaches of their fiduciary duty of care. As a result, stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his or her duty of loyalty to the Company or to stockholders or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Company under the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON STOCK AD RELATED STOCKHOLDER MATTERS

Prior to the merger our stock was quoted on the OTC Bulletin Board under the symbol “EMNG.” Effective as of November 27, 2006, our stock is quoted on the OTC Bulletin Board under the symbol “CXPE.”

The following table sets forth the high and low bid prices for our Common Stock as reported by the “OTCBB,” reported on a fiscal quarter basis for the quarters ended June 30, 2005 through September 30, 2006:

Quarter ended:
	High ($)	Low ($)
June 30, 2005 (First quoted in June, 2005)	0.30	0.00
September 30, 2005	1.90	0.30
December 31, 2005	1.90	1.20
March 31, 2006	1.70	1.25
June 30, 2006	1.70	1.40
September 30, 2006	1.75	1.05

The above quotations reflect inter-dealer prices (without retail mark-ups, mark-downs, or commissions and do not necessarily represent actual transactions) as provided on the OTC Bulletin Board’s website, www.otcbb.com. On November 27, 2006, prior to the merger, the Company affected a 1 for 2.368 reverse stock split; the above quotations do not reflect such reverse stock split.

Holders of the Common Stock

As of September 30, 2006, the CrossPoint LLC had twenty (21) registered shareholders.

Dividends

There are no restrictions in the Company’s Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	The Company would not be able to pay its debts as they become due in the usual course of business; or

2.
The Company’s total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

The Company has not declared any dividends, and does not plan to declare any dividends in the foreseeable future.

RECENT SALES OF UNREGISTERED SECURITIES

On November 27, 2006, the Company completed its merger with CrossPoint LLC. Pursuant to that merger, the Company acquired 100% of the outstanding membership interests in CrossPoint LLC, and issued, as consideration to the security holders of CrossPoint Energy, LLC, aggregate consideration of 16,451,667 shares of Company common stock, debt convertible into 5,051,667 shares of Company common stock, and warrants to acquire 2,525,833 shares of Company common stock.

The warrants issued are each exercisable into 0.25 shares of common stock in the Company, with an exercise price per share of $1.95, subject to adjustment for stock splits, stock dividends, subsequent equity sales at a lower price per share than the exercise price of the warrant, and other similar transactions. Each warrant expires on June 30, 2011. The warrants provide that in the event that at any time after the one year anniversary of the date of issuance of that warrant there is no effective registration statement on file covering the resale of the common stock underlying that warrant, the holder of the warrant may exercise that warrant by means of a “cashless exercise.” In addition, each warrant allows the Company to call for the cancellation of all, or any part, of the warrants if, after one year and 180 days after a registration statement covering the resale of the common stock underlying the warrants is effective, the volume weighted average price for 20 out of 30 consecutive trading days exceeds $3.00 (subject to adjustment for stock splits, stock dividends and similar transactions) and the daily dollar trading for that period exceeds $100,000 per trading day.

Each convertible note accrues interest at a rate of 8% per annum, and has a maturity date of June 30, 2009. The conversion price is $1.75, subject to adjustment for stock splits, stock dividends, subsequent equity sales at a lower price per share than the conversion price, and other similar transactions. The interest payable on each convertible note is payable (i) on the third business day after December 31, 2006 and (ii) thereafter on the third business day after the last day of each calendar quarter. During the period beginning on the consummation of the merger and ending on the third business day after December 31, 2007, the Company may pay the interest on the convertible note in the form of shares of common stock. In addition, at any time prior to the maturity date of each convertible note and so long as the Company has on file an effective registration statement covering the resale of the shares of common stock underlying the convertible note, the Company may prepay the convertible notes, in whole and not in part, by payment of 110% of the principal amount then outstanding.

Each convertible note also requires its mandatory conversion into shares of common stock after the first trading day following (i) the date that the closing price for one share of common stock equals or exceeds $2.25 per share for 20 consecutive trading days during which an aggregate of not less than 1,000,000 shares were traded, and (ii) the resale of the shares of common stock underlying the convertible note is covered by an effective registration statement.

Each of the following items are considered events of default under the convertible notes, upon the occurrence of which a holder may either declare all of the outstanding principal and accrued and unpaid interest due and payable, or pursue any other remedies entitled to the holder at law or in equity:

•	The Company defaults in the payment of the principal or interest which that principal or interest becomes due and payable;
•
The Company fails to pay, to perform or to observe any obligation, agreement, covenant, term or condition contained in the convertible note, and such failure is not cured within 30 days after notice of the event;

•
The Company declares bankruptcy or voluntarily agrees to the filing of any bankruptcy, arrangement or reorganization petition, the Company admits in writing of its inability to pay debts generally as they become due, a receiver is appointed for all or a material part of the Company’s assets, or the filing of any involuntary petition to reorganize or liquidate the Company, which petition is not dismissed or stayed within 30 days;

•
The amount of senior debt outstanding by the Company exceeds the greater of (i) $12,000,000 or (ii) an amount equal to 3.5 times the annualized earnings before interest, taxes, depreciation, amortization and exploration expenses of the Company for the most recently completed calendar quarter; and

•
The Company issues any new class of security or debt that is senior to the convertible notes with respect to repayment without the written consent, other than certain senior debt and purchase money indebtedness secured only by the asset purchased.

It is the Company’s understanding that each CrossPoint LLC member that received Company common stock is an accredited investor as defined under Rule 501 promulgated under the Securities Act of 1933, as amended. The Company did not engage in any public advertising or general solicitation in connection with the issuance of these shares of Company common stock.

LEGAL PROCEEDINGS

There are currently no legal proceedings involving the Company.

LEGAL MATTERS

Patton Boggs LLP, Dallas, Texas, has acted as our counsel in connection with this registration statement and prospectus, including the validity of the issuance of the securities offered under this prospectus.

EXPERTS

CrossPoint LLC’s audited financial statements for the nine months ended September 30, 2006 and for the twelve months ended December 31, 2005 appearing in this prospectus have been examined by Hein & Associates and Travis, Wolff & Company LLP respectively. Electrum’s audited financial statements for the fiscal years ended September 30, 2006 and 2005 appearing in this prospectus have been examined by Cacciamatta Accountancy Corporation and Staley, Okada & Partners, respectively. The financial statements are included upon the authority of these firms as experts in accounting and auditing and in reliance upon their report.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On September 14, 2006, Staley, Okada & Partners was acquired by PricewaterhouseCoopers and resigned as Electrum’s auditors.

Staley, Okada & Partners’ report on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles. In connection with its audit for the most recent fiscal year, or the subsequent interim periods through September 14, 2006, there were no disagreements with Staley, Okada & Partners on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the year ended September 30, 2005 through the date of resignation and through the date of our acceptance of Staley, Okada & Partners resignation, there were no disagreements with Staley, Okada & Partners on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Staley, Okada & Partners, would have caused Staley, Okada & Partners to make reference to the subject matter of the disagreement in its reports on our consolidated financial statements for such periods.

On September 20, 2006, we engaged Cacciamatta Accountancy Corporation ("Cacciamatta"), an independent registered firm of Certified Public Accountants, as our independent accountants with the approval of our board of directors.

On January 22, 2007, the Board of Directors of the Company approved the mutually agreed upon termination of Cacciamatta as the Company’s independent accountants and the appointment of Hein & Associates LLP (“Hein”) to serve as the Company’s independent accountants for the year ending September 30, 2007. The change is effective January 22, 2007. Hein was CrossPoint Energy, LLC’s, an entity we acquired by merger on November 27, 2006, independent accountants for its nine months ended September 30, 2006.

Other than a going concern qualification, Cacciamatta’s reports on the Company’s financial statements for the year ended September 30, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended September 30, 2006 and through the date hereof, there were no disagreements with Cacciamatta on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Cacciamatta’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company’s financial statements for such years. Cacciamatta did not act as the Company’s independent accountants for the year ended September 30, 2005, as it was engaged after such period.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act covering the securities offered by this prospectus. This prospectus, which constitutes a part of that registration statement, does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information about us and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed as part of the registration statement. We are currently subject to the information and reporting requirements of the Exchange Act, and therefore are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any materials we file with the SEC free of charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any part of these documents may be obtained from such office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.

You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement filed on Form SB-2 of which this prospectus is a part, as such registration statement is amended and in effect with the SEC. We have not authorized anyone else to provide you with different information. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

FINANCIAL STATEMENTS

See our Financial Statements beginning on page F-1, “Index to Consolidated Financial Statements.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada General Corporation Law requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered by this prospectus. The Selling Stockholders will pay only those expenses directly related to the transfer of their securities. All amounts are estimates except for the SEC registration fee.

SEC registration fee	$3,780
Accounting fees and expenses	$25,000
Legal fees and expenses	$20,000
Printing fees and expenses	$1,000
Transfer agent and registrar fees and expenses	$1,000
Miscellaneous Fees	$0
Fees to be paid by Selling Stockholders	$0
Total Fees	$50,780

Item 26. Recent Sales of Unregistered Securities.

On November 27, 2006, the Company completed its merger with CrossPoint Energy, LLC. Pursuant to that merger, the Company acquired 100% of the outstanding membership interests in CrossPoint Energy, LLC, and issued, as consideration to the security holders of CrossPoint Energy, LLC, aggregate consideration of 16,451,667 shares of Company common stock, debt convertible into 5,051,667 shares of Company common stock, and warrants to acquire 2,525,833 shares of Company common stock.

The warrants issued are each exercisable into 0.25 shares of common stock in the Company, with an exercise price per share of $1.95, subject to adjustment for stock splits, stock dividends, subsequent equity sales at a lower price per share than the exercise price of the warrant, and other similar transactions. Each warrant expires on June 30, 2011. The warrants provide that in the event that at any time after the one year anniversary of the date of issuance of that warrant there is no effective registration statement on file covering the resale of the common stock underlying that warrant, the holder of the warrant may exercise that warrant by means of a “cashless exercise.” In addition, each warrant allows the Company to call for the cancellation of all, or any part, of the warrants if, after one year and 180 days after a registration statement covering the resale of the common stock underlying the warrants is effective, the volume weighted average price for 20 out of 30 consecutive trading days exceeds $3.00 (subject to adjustment for stock splits, stock dividends and similar transactions) and the daily dollar trading for that period exceeds $100,000 per trading day.

Each convertible note accrues interest at a rate of 8% per annum, and has a maturity date of June 30, 2009. The conversion price is $1.75, subject to adjustment for stock splits, stock dividends, subsequent equity sales at a lower price per share than the conversion price, and other similar transactions. The interest payable on each convertible note is payable (i) on the third business day after December 31, 2006 and (ii) thereafter on the third business day after the last day of each calendar quarter. During the period beginning on the consummation of the merger and ending on the third business day after December 31, 2007, the Company may pay the interest on the convertible note in the form of shares of common stock. In addition, at any time prior to the maturity date of each convertible note and so long as the Company has on file an effective registration statement covering the resale of the shares of common stock underlying the convertible note, the Company may prepay the convertible notes, in whole and not in part, by payment of 110% of the principal amount then outstanding.

Each convertible note also requires its mandatory conversion into shares of common stock after the first trading day following (i) the date that the closing price for one share of common stock equals or exceeds $2.25 per share for 20 consecutive trading days during which an aggregate of not less than 1,000,000 shares were traded, and (ii) the resale of the shares of common stock underlying the convertible note is covered by an effective registration statement.

Each of the following items are considered events of default under the convertible notes, upon the occurrence of which a holder may either declare all of the outstanding principal and accrued and unpaid interest due and payable, or pursue any other remedies entitled to the holder at law or in equity:

•	The Company defaults in the payment of the principal or interest which that principal or interest becomes due and payable;
•
The Company fails to pay, to perform or to observe any obligation, agreement, covenant, term or condition contained in the convertible note, and such failure is not cured within 30 days after notice of the event;

•
The Company declares bankruptcy or voluntarily agrees to the filing of any bankruptcy, arrangement or reorganization petition, the Company admits in writing of its inability to pay debts generally as they become due, a receiver is appointed for all or a material part of the Company’s assets, or the filing of any involuntary petition to reorganize or liquidate the Company, which petition is not dismissed or stayed within 30 days;

•
The amount of senior debt outstanding by the Company exceeds the greater of (i) $12,000,000 or (ii) an amount equal to 3.5 times the annualized earnings before interest, taxes, depreciation, amortization and exploration expenses of the Company for the most recently completed calendar quarter; and

•
The Company issues any new class of security or debt that is senior to the convertible notes with respect to repayment without the written consent, other than certain senior debt and purchase money indebtedness secured only by the asset purchased.

It is the Company’s understanding that each CrossPoint member that received Company common stock is an accredited investor as defined under Rule 501 promulgated under the Securities Act of 1933, as amended. The Company did not engage in any public advertising or general solicitation in connection with the issuance of these shares of Company common stock.

Item 27. Exhibits.

The following is a complete list of exhibits filed as part of this registration statement, which exhibits are incorporated into this prospectus.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
3.1	Amended and Restated Articles of Incorporation (2)
3.2	Amended and Restated Bylaws (2)
5.1*	Opinion of Patton Boggs LLP*
10.1	2006 Equity Incentive Plan (1)
10.2	Employment Agreement, dated November 27, 2006 by and between the Company and Daniel F. Collins. (1)
10.3	Employment Agreement, dated November 27, 2006, by and between the Company and Jeffery A. Krakos. (1)
10.4	Credit Agreement, dated September 2, 2005, by and among CrossPoint Energy Holdings, LLC, D.B. Zwirn Special Opportunities Fund, L.P., and the lenders party thereto. (1)
10.5	Indemnification Agreement dated February 14, 2006 by and among CrossPoint Energy, LLC, Daniel F. Collins, Jeffery A. Krakos, Rosa L. Collins and DeAnn C. Krakos. (1)
10.6	Form of Convertible Debt. (1)
10.7	Form of Warrant. (1)
14.1	Code of Ethics (2)
22.1	Subsidiaries of Issuer (2)
23.1	Consent of Cacciamatta Accountancy Corporation
23.2	Consent of Staley, Okada & Partners
23.3	Consent of Hein & Associates LLP
23.4	Consent of Travis, Wolff & Company, LLP
23.5	Consent of Haas Petroleum Engineering Services, Inc.

(1) Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 1, 2006.

(2) Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006.

*To be filed by amendment

UNDERTAKINGS

The undersigned registrant undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
Reflect in the prospectus any facts or events that, individually or together, represent a fundamental change in the information in the registration statement and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	include any additional or changed material information on the plan of distribution.
2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.
4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

5.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Frisco, State of Texas, on January 25, 2007.

CROSSPOINT ENERGY COMPANY

By: /s/ Daniel F. Collins
Daniel F. Collins, President and Chief Executive Officer

Date: January 25, 2007

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Daniel F. Collins and Jeffrey A. Krakos, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection there with, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Daniel F. Collins	President, Chief Executive Officer, Director	January 25, 2007
Daniel F. Collins

/s/ Margaret R. Coughlin	Secretary (Principal Financial Officer)	January 25, 2007
Margaret R. Coughlin

/s/ Jeffrey A. Krakos	Executive Vice President, Director	January 25, 2007
Jeffrey A. Krakos

/s/ John A. Bailey	Director	January 25, 2007
John A. Bailey

/s/ David C. Bradshaw	Director	January 25, 2007
David C. Bradshaw

/s/ J.W. Brown	Director	January 26, 2007
J.W. Brown

/s/ Steven R. Shaw	Director	January 25, 2007
Steven R. Shaw

/s/ Ross Welgehausen	Director	January 26, 2007
Ross Welgehausen

Financial Statements

CrossPoint Energy Company
Reports of Independent Registered Public Accounting Firms	F-44
Balance Sheet, dated September 30, 2006	F-46
Statements of Operations, for the years ended September 30, 2006 and 2005	F-47
Statements of Stockholders’ Equity (Deficiency), for the years ended September 30, 2006 and 2005	F-48
Statements of Cash Flows, for the years ended September 30, 2006 and 2005	F-49
Notes to Financial Statements	F-50

Proforma Financial Statements
Unaudited Pro Forma Condensed Consolidated Balance Sheet, as of September 30, 2006	F-61
Unaudited Pro Forma Condensed Consolidated Statement of Operations, period ended September 30, 2006	F-62

CrossPoint Energy, LLC

Report of Independent Registered Public Accounting Firm

To the Board of Directors
CrossPoint Energy, LLC
Frisco, TX

We have audited the consolidated balance sheet of CrossPoint Energy, LLC and subsidiaries as of September 30, 2006, and the related consolidated statement of operations, changes in members’ deficit and cash flows for the nine months ended September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CrossPoint Energy, LLC and subsidiaries as of September 30, 2006, and the results of their operations and their cash flows for the nine months ended September 30, 2006, in conformity with U.S. generally accepted accounting principles.

HEIN & Associates LLP
Dallas, Texas
January 5, 2007

See accompanying notes to these financial statements.

CrossPoint Energy, LLC
CONSOLIDATED BALANCE SHEET
September 30, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,073,298
Restricted cash	385,521
Accounts receivable	634,010
Oil and gas revenue receivable	273,764
Prepaid expenses	129,791
Deferred financing costs	260,621
Total current assets	7,757,005
PROPERTY & EQUIPMENT
Oil & gas property and equipment, successful efforts method	12,722,224
Less accumulated impairment, depletion, depreciation & amortization	(4,952,894)
Net oil & gas properties	7,769,330
Other property and equipment, net	110,832
OTHER ASSETS	30,860
Total assets	$15,668,026
LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,751,148
Notes payable, net of discount	4,101,439
Oil and gas revenues payable	326,859
Oil and gas joint interest prepayments	556,598
Interest payable	234,603
Other current liabilities	31,444
Total current liabilities	7,002,091
Convertible debt, net of discount	7,838,277
Asset retirement obligation	150,136
Other long-term liabilities	84,058
Total liabilities	15,074,562

COMMITMENTS AND CONTINGENCIES (Note 6)
Shares subject to redemption, net of offering costs	4,022,354
MEMBERS' DEFICIT:
Members' equity	6,290,872
Accumulated deficit	(9,719,762)
Total Members' deficit	(3,428,890)
Total liabilities and members’ deficit	$15,668,026

See accompanying notes to these financial statements.

CrossPoint Energy, LLC
CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006

OPERATING REVENUES:
Crude oil & natural gas sales	$1,595,111
Contract services revenue	686,569
Total operating revenues	2,281,680
OPERATING EXPENSES:
Lease operating expenses	383,308
Production and ad valorem taxes	88,030
Dry hole & abandonment expenses	1,060,588
Impairment of oil & gas properties	4,086,844
Depreciation, depletion and amortization	877,577
Accretion of asset retirement obligations	22,855
Contract services expense	422,470
General and administrative expenses, including stock compensation expense of $327,698	2,067,326
Total operating expenses	9,008,998
OPERATING LOSS	$(6,727,318)
OTHER INCOME & EXPENSE:
Other income	2,400
Interest income	68,296
Interest expense	(852,675)
Penalty expense	(340,988)
Total other expenses	(1,122,967)
NET LOSS	$(7,850,285)
Preferred units dividends	(75,348)
NET LOSS applicable to common units	(7,925,633)
Basic and Diluted Net Loss per share	$(0.71)
Weighted Average Number of Shares Outstanding	11,204,232

See accompanying notes to these financial statements.

CrossPoint Energy, LLC
STATEMENT OF CHANGES IN MEMBERS’ DEFICIT
For the Nine Months Ended September 30, 2006

	Units *				Members' Equity	Accumulated Deficit	Total
	Preference	Common	Class B	Subordinated

Balance, December 31, 2005	457,697	5,269,193	1,320,281	3,520,748	$3,413,693	$(1,794,129)	$1,619,564
Issuance of common units		220,047			250,000	-	250,000
Issuance of preference units	308,065				350,000	-	350,000
Shares issued for payment of preferred dividends		66,322			75,348	(75,348)	-
Exercise of warrants		237,650			-	-	-
Conversion to common units	(765,762)	5,606,791	(1,320,281)	(3,520,748)	-	-	-
Issuance of warrants with the private placement					1,874,133	-	1,874,133
Stock compensation					327,698	-	327,698
Net loss					-	(7,850,285)	(7,850,285)

Balance, September 30, 2006	-	11,400,000	-	-	$6,290,872	$(9,719,762)	$(3,428,890)

* Amounts reflect a 1 to 8.80187 stock split effected June 29, 2006

See accompanying notes to these financial statements.

CrossPoint Energy, LLC
STATEMENT OF CASH FLOWS
For the Nine Months Ended September 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,850,285)
Adjustments to reconcile net loss to net cash used in operating activities:
Depletion, depreciation and amortization	877,577
Accretion of asset retirement obligations	22,855
Impairment of oil and gas properties	4,086,844
Debt issued in lieu of cash for services	161,140
Amortization of deferred financing costs	253,982
Stock compensation	327,698
Deferred rent amortization	(10,358)
Changes in assets and liabilities:
Restricted cash	(365,596)
Accounts receivable	(512,553)
Prepaid expenses	50,198
Accounts payable	1,513,148
Oil and gas joint interest prepayments	545,548
Interest payable	220,392
Net cash used in operating activities	$(679,411)
CASH FLOWS FROM INVESTING ACTIVITIES -
Expenditures for oil & gas property and equipment	$(4,345,346)
Purchases of other fixed assets	(29,228)
Net cash used in investing activities	$(4,374,574)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of equity subject to redemption, net	$5,877,083
Proceeds from investors prior to the private placement	600,000
Proceeds from issuance of convertible debt	8,227,917
Cash paid for issuance costs	(461,340)
Proceeds from notes payable	5,338,780
Repayment of notes payable	(8,690,505)
Net cash provided by financing activities	$10,891,935

NET INCREASE IN CASH AND CASH EQUIVALENTS	$5,837,950
CASH AND CASH EQUIVALENTS, beginning of period	$235,348
CASH AND CASH EQUIVALENTS, end of period	$6,073,298
SUPPLEMENTAL DISCLOSURES of CASH FLOW INFORMATION
Cash paid for interest	$773,286
SUPPLEMENTAL DISCLOSURES for NON-CASH INVESTING and
FINANCING ACTIVITIES
Preferred dividends, paid in kind	75,348

See accompanying notes to these financial statements.

1. Organization and business

CrossPoint Energy, LLC (“Company”) was formed on December 20, 2004 as a Texas limited liability corporation and is engaged in the acquisition, development, exploration and production of crude oil and natural gas in Texas. No member of the Company is liable to any person for the debts, obligations or liabilities of the Company, including under any judgment, decree or order of a court, except and to the extent such member has expressly contracted therefore in writing. Effective December 31, 2004, the shareholders of Dallas Operating Corporation (‘DOC”) a Texas corporation, each acquired member units and agreed to contribute their shares in DOC. The Company accounted for the transaction as a transfer between entities under common control, and assets and liabilities of DOC were recorded at predecessor cost. DOC remains a wholly-owned subsidiary of the Company and served as the operator for its properties until December 1, 2006 when the operatorship changed to CrossPoint Energy Company.

On August 11, 2005, the Company formed CrossPoint Energy Holdings, LLC, a wholly owned subsidiary, which owns the Company’s oil and gas properties.

On June 29, 2006 all preference, Class B and subordinated units were converted to common units; thus all rights of the members were the same and an 8.80187 for 1 stock split was affected.

On June 30, 2006 the Company completed a private placement with gross proceeds of $15 million, for issuance of equity, convertible debt and warrant units. The placement included performance obligations including the Company becoming a publicly-traded company.

On July 7, 2006, the Company entered into an Agreement and Plan of Merger with Electrum Mining Limited, a Nevada corporation involved in the mining business. Effective November 27, 2006, the Company merged with a subsidiary of Electrum Mining Limited “Electrum”, a publicly-traded company, and CrossPoint Energy, LLC was dissolved. Pursuant to the merger, Electrum changed its name to CrossPoint Energy Company and acquired 100% of the outstanding membership interests in CrossPoint Energy LLC. CrossPoint Energy Company issued, as consideration to the security holders of the Company, aggregate consideration of 16,451,667 shares of common stock, debt convertible into 5,051,667 shares of common stock, and warrants to acquire 2,525,833 shares of common stock. In accordance with the merger agreement, an additional 1,372,553 shares (6 percent of the issued and convertible shares) were issued to Electrum’s majority shareholder.

The merger was accounted for as a reverse acquisition, with CrossPoint Energy Company as the surviving public reporting entity. The Company, which previously has reported on a calendar year, has adopted Electrum’s fiscal year end of September 30th and thus is presenting its financial statements for the nine months ended September 30, 2006. Please see Note 9 - Subsequent Events, regarding the merger.

Operations
While the Company is not a development stage enterprise, the company has a limited operating history upon which an evaluation of its business prospects can be based. The risks, expense, and difficulties encountered by early stage companies must be considered when evaluating the Company’s business prospects. The Company recorded a net loss of $7,850,285 for the nine months ended September 30, 2006 and had an accumulated deficit at September 30, 2006 of $9,719,762.

From the beginning of the Company’s operations in early 2005, the Company expended considerable capital required in the initial stages of an oil and gas company with the acquisition of leases, prospects, seismic data and underdeveloped producing properties. The Company’s development plan of these areas is strategically detailed for building reserves and obtaining cashflow from production. The front-end costs for acquiring and drilling the early phases of each of these projects, risks for execution, price volatility, and cost of capital and market conditions are all considered collectively. The Company expects to make significant capital expenditures in the foreseeable future drilling existing proved and undeveloped reserves and the acquisition of other producing oil & gas properties.

Management believes they will be successful in obtaining adequate sources of cash to fund its anticipated capital expenditures through the end of 2007 and to follow through with plans for continued investments in oil and gas properties. The Company’s success, in part, depends on its ability to generate additional financing and on its ability to effectively manage growth and develop proven reserves. It is anticipated that these exploration activities together with others that may be entered into may impose financial requirements which may exceed the existing working capital of the Company. Management may raise additional equity and/or debt capital. However, if additional financing is not available, the Company may be compelled to reduce the scope of its business activities. If the Company is unable to fund planned expenditures from existing cash flow, it may be necessary to sell all or a portion of selected assets, effect a combination with an existing company in need of our resources and/or reduce general and administrative expenses.

2. Summary of Significant Accounting Policies

Consolidation Policy
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions are eliminated.

Cash and Cash Equivalents
The Company’s principal banking and short-term investing activities are with national financial institutions. Cash equivalents are considered to be highly liquid investments having an original maturity of three months or less. Cash balances may, at times, exceed federally insured limits. The Company does not believe it is exposed to significant risks. At September 30, 2006, the Company had cash and cash equivalents of $6,073,298, of which $3,643,485 was in a certificate of deposit with no withdrawal penalties and a maturity date of November 27, 2006.

Restricted cash consists of certificates of deposit held as collateral for letters of credit with the Texas Railroad Commission with regard to operatorship activities of $100,000 and a lockbox account of $285,521 that is held in connection with the credit agreement. See Note 5.

Fair Value of Financial Instruments
The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value, unless otherwise stated, as of September 30, 2006. The carrying amount of notes payable and convertible debt approximates market value due to the use of market interest rates.

Accounts Receivable and Concentrations of Credit Risk
Accounts receivable consist principally of two categories - revenue receivables from oil and gas sales, generally with pipeline companies, utilities or other oil and gas companies and joint interest receivables from working interest owners.

Accounts receivables are due within 30 days of receipt of the joint interest bill or contract services invoice. We require no collateral for these receivables, nor do we charge interest on past due balances. We periodically review receivables for collectibility and if required, we can suspend revenue payments to the joint interest owners. As of September 30, 2006, the balance was $634,010, which includes balances due from three joint interest owners/customers which were 40%, 19% and 11% of the accounts receivable related to joint operations and contract services, respectively.

Revenue receivables are related to crude oil and natural gas production and are typically due within 30 days of production. We require no collateral for such receivables, nor do we charge interest on past due balances. We periodically review receivables for collectibility and reduce the carrying amount of the receivables by an allowance, when appropriate. No such allowance was necessary at September 30, 2006. As of September 30, 2006, our revenue receivable of $273,764 was held by several purchasers of our crude oil and natural gas production. We had balances due from three customers which were 47%, 25% and 23% of the accounts receivable related to crude oil and natural gas production, respectively.

Oil and gas properties
The Company follows the successful efforts method of accounting for its oil and gas properties, capitalizing costs of successful exploratory wells and expensing costs of unsuccessful exploratory wells. Acquisition costs for proved oil and natural gas properties and costs of drilling and equipping wells are capitalized.

Depletion, depreciation and amortization of producing properties are calculated on a field basis, using the units-of-production method based on the estimated proved remaining oil and gas reserves. Our units of production amortization rates are revised on a quarterly basis as of September 30, 2006. Development costs and lease and well equipment are depleted based on proved developed reserves. Leasehold costs are depleted based on total proved reserves. The Company capitalizes interest on funds used in development activities from the date of initiation of exploration activities through the time the property is ready to begin production. During the nine months ended September 30, 2006, the Company capitalized interest on development activities totaling $480,180.

The carrying values of oil and gas properties are compared quarterly, or more frequently when events or circumstances indicate a decline in the recoverability of the carrying value of such properties, to management’s future estimated pre-tax cash flow from properties, aggregated on a field-level basis. In accordance with Statement of Financial Accounting Standards No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, if impairment is necessary, the asset carrying value is written down to fair value. Cash flow pricing estimates are based on existing proved reserve and production information and pricing assumptions that management believes are reasonable. Impairment of individually significant unproved properties is assessed on a property-by-property basis, and impairment of other unproved properties is assessed and amortized on an aggregate basis. Impairment on proved properties of $4,086,844 was recognized for the period ended September 30, 2006. The company had $3,768,834 of unproved properties as of September 30, 2006, on which no impairment was recognized for the period then ended. There was $50,198 in suspended well costs at September 30 2006.

Other property and equipment
Other property and equipment is carried at cost and depreciated over the estimated useful lives of the assets using accelerated depreciation methods with lives ranging from five-seven years. Accumulated depreciation at September 30, 2006 totaled $67,888. Normal maintenance and repairs are charged to expense whereas significant replacements and improvements are capitalized and depreciated over the remaining economic life of the asset. Upon the sale or retirement of an asset, gain or loss is recognized on the difference between the sale proceeds and the net book value of property sold or retired.

Deferred financing costs
Deferred financing costs are amortized over the term of the related debt issuance and are presented net of accumulated amortization.

Asset Retirement Obligations
The Company has adopted SFAS No. 143, Accounting for Asset Retirement Obligations, which provides that, if the fair value for an asset retirement obligation can be reasonably estimated, the liability should be recognized upon acquiring or drilling a well. Under the method prescribed by SFAS No. 143, the retirement obligation is recorded as a liability at its estimated present value at the asset’s inception, with an offsetting increase to producing properties on the balance sheet. Periodic accretion of the discount of the estimated liability is recorded as an expense in the statement of operations.

Other long-term liabilities
Other long-term liabilities consist principally of a lease guarantee obligation and deferred rent. In exchange for providing a Lease Guaranty which was required in the Company’s office lease, the Company agreed to pay a guarantor a quarterly cash fee calculated on a per annum basis, based upon five percent (5%) of the outstanding balance of the guarantee. See Note 8-Related Party Transactions. At September 30, 2006, the Company’s obligation regarding the lease guarantee was $32,272 of which $20,346 is long term. The deferred rent liability was $81,324 at September 30, 2006, of which $61,806 is long term, which is being amortized over the life of the lease.

Income taxes

The Company has elected to be taxed as a partnership for federal income tax purposes and, accordingly, items of income and loss will be reported to the members according to their ownership percentage. One of the Company’s subsidiaries, DOC, is a registered C corporation. However, it is not expected to have a tax liability and there are no material differences in the book and tax basis of assets and liabilities. Therefore, no provision for income taxes is necessary in the accompanying financial statements.

Certain transactions of the Company may be subject to accounting methods for income tax purposes which differ from the accounting methods used in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Accordingly, the net income or loss and the resulting balances in members equity reported for income tax purposes may differ from the balances reported for these same items in the accompanying financial statements.

Use of Estimates and Certain Significant Estimates
In preparing the Company’s financial statements in conformity with GAAP, estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes are made. The more significant areas requiring the use of estimates are: (i) the volume of oil and gas reserves that are used in calculating depletion, depreciation, amortization and accretion expenses and ii) future cash flows used to compute impairment of proved and unproved oil and gas and properties. It is at least reasonably possible these estimates could be revised in the near term, and these revisions could be material.

Revenue recognition
Oil & gas revenues are recognized when title to the products transfers to the purchaser upon collection or receipt of crude oil and natural gas by the purchaser. Prices for such production are defined in sales contracts and are readily determinable based on certain publicly available indices. The purchasers of such production have historically made payment for oil and natural gas purchases within thirty and sixty days of the end of each production month, respectively. We periodically review the difference between the dates of production and the dates we collect payment for such to ensure those receivables are collectible. We have no material transportation costs.

As of September 30, 2006, our crude oil and natural gas production was sold to several independent purchasers. During the nine months ended September 30, 2006, we had sales to four primary customers Plains Marketing, L.P. for 33%, XTO Energy, Inc. for 23%, Kinder Morgan Tejas Pipeline, L.P. for 22% and Texas Energy Management Corp. for 21% of total operating revenues, respectively.

Comprehensive Loss
SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of September 30, 2006, we had no items that represent a comprehensive loss and, therefore, no schedule of comprehensive loss is presented in the financial statements.

Net Loss per Common Share
Basic net loss per common share is computed by dividing the net loss applicable to common shareholders by the weighted average number of shares of common units outstanding during the period. Diluted net loss per common share is computed in the same manner, but also considers the effect of the convertible securities (5,051,667), the warrants from the private placement (2,525,833), stock options (836,178) and warrants (858,710) only in periods in which such effect is dilutive.

The weighted average shares used in the basic net loss per common share computations for September 30, 2006 were 11,204,232.

None of the potentially dilutive shares discussed previously are included in the computation of diluted loss per share as they would be anti-dilutive for the periods presented.

Stock Compensation Expense
In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, “Share Based Payment” which supersedes APB No. 25 and SFAS No. 123. This pronouncement is to be applied to new unit options issued after December 15, 2005. The Company accounts for options granted before December 15, 2005 under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretation, which require compensation cost for stock based employee compensation plans to be recognized based on the difference in the date of grant, if any, between the fair market value of the stock and the amount the employee must pay to acquire the stock.

The Company has adopted FAS 123R for all options and warrants granted as of January 1, 2006 under the prospective transition approach for non-public companies that used the minimum value method for valuation of equity awards under FAS 123. The Company has expensed the vested fair market value of the options and warrants issued after January 1, 2006 ($327,698).

Recent Accounting Pronouncements
In February 2006, SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140” was issued. SFAS No. 155 will become effective for the Company's fiscal year beginning after September 15, 2006.

In March 2006, SFAS No. 156, “Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140” was issued. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 will become effective for the Company's fiscal year beginning after September 15, 2006.

On July 13, 2006, the FASB released FIN 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FAS Statement 109”. FIN 48 requires companies to evaluate and disclose material uncertain tax positions it has taken with various taxing jurisdictions. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007.

We are currently reviewing FIN 48 and SFAS No.’s 155-157 and are unable at this time, to determine the effect, if any, that these pronouncements will have to our operating results, financial position or future cash flows.

3. Asset Retirement Obligation

The following table shows changes in the Company’s asset retirement obligations for the years ended September 30:

Asset retirement obligation at December 31, 2005	$107,631
Asset retirement accretion expense	22,855
Additions	19,650
Asset retirement obligation at September 30, 2006	$150,136

4. Private Placement

On June 30, 2006, the Company entered into a Securities Purchase Agreement for gross proceeds of $15,155,000. For every $3.00, the Company issued one membership common share at $1.25 per share, one warrant to purchase 0.25 membership common units in the Company at an exercise price of $1.95, and one convertible note in a principal amount of $1.75 per share. The proceeds were allocated as follows:

	# Shares	Price per Share	Proceeds

Shares subject to redemption	5,051,667	$1.25	$6,314,583
Convertible debt	5,051,667	$1.75	8,840,417
Warrants			1,874,133
Less costs of issuance			(3,385,473)
Total net proceeds			$13,643,660

Shares subject to redemption

Of the $15 million gross proceeds, $6,314,583 was attributable to common shares, subject to a written put right if the Company had not merged with a public company within 120 days from the date of the private placement, June 30, 2006. As of September 30, 2006, the merger had not taken place. Thus the gross proceeds attributable to common stock shares, less the allocation of issuance costs to shares subject to redemption of $2,292,229, are recorded outside of permanent equity at September 30, 2006.

The merger was completed on November 27, 2006, and these amounts will be reclassified to permanent equity.

Convertible debt
Of the $15 million gross proceeds, $8,840,417 was attributable to convertible debt, less the allocation of issuance costs to the debt of $1,093,244. Each convertible note accrues interest at a rate of 8% per annum, and has a maturity date of June 30, 2009. The conversion price for each convertible note is $1.75, subject to adjustment for stock splits, stock dividends, subsequent equity sales at a lower price per share than the conversion price, and other similar transactions. There is no collateral for the debt. The interest payable on each convertible note is payable (i) on the third business day after December 31, 2006 and (ii) thereafter on the third business day after the last day of each calendar quarter. During the period beginning on the consummation of the merger and ending on the third business day after December 31, 2007, the Company may pay the interest on the convertible note in the form of shares of common stock. The conversion price is equal to 90% of the volume weighted average share price for the previous 10 trading days. In addition, at any time prior to the maturity date of each convertible note and so long as the Company has on file an effective registration statement covering the resale of the shares of common stock underlying the convertible note, the Company may prepay the convertible note, in whole and not in part, by payment of 110% of the principal amount then outstanding.

Each convertible note also requires its mandatory conversion into shares of common stock after the first trading day following (i) the date that the closing price for one share of common stock equals or exceeds $2.25 per share for 20 consecutive trading days during which an aggregate of not less than 1,000,000 shares were traded, and (ii) the resale of the shares of common stock underlying the convertible note is covered by an effective registration statement.

The notes are subject to certain covenants, the most restrictive of which limit the amount of senior debt which may be outstanding by the Company from exceeding the greater of (i) $12,000,000 or (ii) an amount equal to 3.5 times the annualized earnings before interest, taxes, depreciation, amortization and exploration expenses of the Company for the most recently completed calendar quarter; and prohibits the Company from issuing any new class of security or debt that is senior to the convertible notes with respect to repayment without the written consent, other than certain senior debt and purchase money indebtedness secured only by the asset purchased. The Company is in compliance with these covenants at September 30, 2006.

Convertible debt of $7,838,277, net of the unamortized discount of $1,002,140, was outstanding as of September 30, 2006.

Warrants
The warrants issued are each exercisable into 0.25 shares of common stock in the Company, with an exercise price per share of $1.95, subject to adjustment for stock splits, stock dividends, subsequent equity sales at a lower price per share than the exercise price of the warrant, and other similar transactions. Each warrant expires on June 30, 2011. The warrants provide that in the event that at any time after the one year anniversary of the date of issuance of that warrant there is no effective registration statement on file covering the resale of the common stock underlying that warrant, the holder of the warrant may exercise that warrant by means of a “cashless exercise.” In addition, each warrant allows the Company to call for cancellation of all, or any part of, the warrants if, after one year and 180 days after a registration statement covering the resale of the common stock underlying the warrants is effective, the volume weighted average price for 20 out of 30 consecutive trading days exceeds $3.00 (subject to adjustment for stock splits, stock dividends and similar transactions) and the daily dollar trading for that period exceeds $100,000 per trading day.

The fair value for the warrants ($1,874,133) was estimated at June 30, 2006 using the Black-Scholes value option pricing model with the following assumptions: no dividend payouts are expected, an expected option life of 5 years was assumed, and the model used a risk-free interest rate of 5.07% and volatility of 80.21%. The volatility percentage was calculated using a 5-year historical daily volatility of 10 peer companies.

The cost of the warrants was allocated to shares subject to redemption and the debt discount on the convertible debt for $780,889 and $1,093,244, respectively, using the same proportion as the split of the proceeds between shares subject to redemption and the convertible debt.

5. Note Payable

Credit agreement
On September 2, 2005, the Company entered into a $40,000,000 credit agreement (the “Credit Agreement”) with two participating lenders for the purpose of funding the Company’s development projects. The term of the agreement is three years. The Credit Agreement is facilitated by an Administrative Agent who approves the amounts and purposes for the advances under the Credit Agreement, referred to as the commitment. The Company’s oil and gas properties collateralize the Credit Agreement. According to the Credit Agreement, all of the Company’s production receipts have been assigned to a lock box administered by the Administrative Agent.

Through a waterfall calculation, 95% of the Company’s monthly gross income from its oil and gas properties less operating expenses, interest on the debt and an allocation for general and administrative expense not to exceed $100,000 is used to repay advances. Interest on the advances is computed at the prime rate as announced by the Wall Street Journal plus 5.50% (13.75% at September 30, 2006). The interest is due and payable monthly. In addition, as additional consideration for the making of the loans, the lenders received a three percent (3%) of 8/8th overriding royalty interest in any oil and gas property owned by the Company. The overriding royalty was determined to have zero value at the date of the agreement.

In addition to the debt facility described above, the Administrative Agent collects a 1.5% commitment fee with each commitment and is paid a semi-annual administrative fee of $15,000, due on February 15th and August 15th. For the period ended September 30, 2006, $30,000 had been paid to the Administrative Agent and $36,140 in commitment fees has been added to the debt. The fee is amortized over the term of the Credit Agreement.

As a material inducement for the lenders to extend credit to the Company, Equity Participation Agreements were executed with each of the lenders. The applicable equity percentage was 7.5% for each lender in line with the Credit Agreement. Pursuant to a subsequent property purchase and lender funding in December 2005, the equity percentage was increased to ten percent (10%) for each lender. Common units (240,130) were assigned to the lenders and a debt discount, reflective of their 20% ownership in the Company was calculated. The debt discount was derived by risk weighting the discounted present value of the Company’s oil and gas reserves at December 31, 2005, as reported by the Company’s independent petroleum engineers. The discount is being amortized over the term of the Credit Agreement.

Beginning March 31, 2006, the Company was subject to certain restrictive financial covenants that include debt coverage, fixed charge and current ratios and reserve ratios to total debt and net sales requirements. The Company was not in compliance with certain ratios at March 31, June 30, or September 30, 2006. The covenant violations were waived and penalties of $125,000, $0 and $10,000 were paid by the Company for the corresponding quarters, respectively. The first quarter’s penalty was expensed and added to the debt balance. The third quarter’s penalty was expensed and paid in cash in January 2007. The outstanding debt under the Credit Agreement is reflected as a current liability in the consolidated financial statements.
At September 30, 2006, the balance of the note was $4,504,580, less the unamortized discount of $413,866. During the nine months ended September 30, 2006, the Company capitalized interest on development activities totaling $480,180.

Other long-term debt
Other long-term debt consists of a $12,631 vehicle note, of which $1,906 is long term.

6. Commitments and Contingencies

Litigation
The Company has had no litigation arising in the ordinary course of business since inception. Management does not believe that the ultimate resolution of any future litigation will have a material effect on our financial position or results of operations due to the existence of insurance coverage.

Environmental
To date, expenditures to comply with environmental or safety regulations have not been significant and are not expected to be significant in the future. However, new regulations, enforcement policies, claims for damages or other events could result in significant future costs.

Operating leases
The Company has an office lease agreement with unrelated third parties extending through 2010. The Company’s rent expense was $106,652 for the period ended September 30, 2006, which includes cash expenditures of $79,961.

Future minimum lease payments under the lease agreement are as follows:

Year Ended September 30,	Amount

2007	126,170
2008	126,170
2009 2010	126,170 126,170
2011	21,028

$525,708

Employment Contracts
The Company has employment contracts with its Chief Executive Officer/President and Executive Vice President for salaries beginning at $180,000 in December 2004, to be increased subject to the board of managers, and annual bonus compensation, as approved by the board of managers. The term of both contracts is four years. In the event of termination, both contracts include severance packages for payment of up to one year salary depending on the number of years of service.

Effective with the merger, new employment contracts were signed. The salaries were changed to reflect the current salaries of $195,242 and $189,132 for the Chief Executive Officer/President and Executive Vice President, respectively, with the same salary and bonus reviews by the board as previously discussed. The term of both contracts is five years.

Indemnification Agreement
The CEO and Executive Vice President (together with their spouses) have personally guaranteed Dallas Operating Corp.’s P5 operator guaranty for all of the Company’s wells with the Texas Railroad Commission. On February 15, 2006, the Company and the aforementioned parties entered into an indemnification agreement with the Company whereby the Company will indemnify the aforementioned parties if the Texas Railroad Commission pursues collection of any amounts for any of them under such guaranties. No limit was specified with the indemnifications. See also Note 8 - Related Party Transactions.

The 2006 Equity Incentive Plan
The Company has an equity incentive plan to foster and promote long-term financial success of the Company and its subsidiaries, and thereby increase stockholder value. The plan provides for the award of equity incentives to those employees, directors, or officers of, or key advisors or consultants to, the Company of any of its subsidiaries who are responsible for or contribute to the management, growth or success of the Company and its subsidiaries. At September 30, 2006 there were no grants under this plan.

401K Plan
The Company has an employee 401(k) retirement savings plan which is available to all full-time employees. Employees may contribute up to 15 percent of their annual salary. For the period ended September 30, 2006, the Company did not match the employees’ contributions.

7. Members’ Deficit

Member units
At September 30, 2006 there were 11,400,000 common member units issued and outstanding. In June 2006, before the private placement, all of the preference, Class B and subordinated units were converted to common. Subsequent to the aforementioned conversion and exercise, the common shares were split on a 1 to 8.80187 ratio, from 1,295,179 units to 11,400,000 units, for a net change of 10,104,821 units.

2005 Qualified Option Plan
In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, “Share Based Payment” which supersedes APB No. 25 and SFAS No. 123. This pronouncement has been applied to new unit options issued after December 15, 2005.

Prior to the adoption of SFAS No. 123R, the Company accounted for options granted under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretation, which require compensation cost for stock based employee compensation plans to be recognized based on the difference on the date of grant, if any, between the fair market value of the stock and the and the amount the employee must pay to acquire the stock.

Activity under the Qualified Option Plan is summarized as follows (shares have been restated to reflect the stock split on June 29, 2006):

	Subordinated		Common
	Number of Shares	Exercise Price Range	Number of Shares	Exercise Price Range

Balance, December 31, 2005	484,103	$1.14	264,056	$1.14
Granted	-		88,019	$1.14
Reclassed to common	(484,103)		484,103	$1.14
Canceled	-		-	-
Exercised	-		-	-

Balance, September 30, 2006	-		836,178	$1.14

As of September 30, 2006, no additional options had been authorized to be granted, 278,711 options had vested and none had been exercised. The options outstanding under the Plan have a weighted average remaining contractual life of 3.56 years and an intrinsic value of $0.

The fair value for the options granted in 2006 was estimated at the date of grant during 2006 using the Black-Scholes value option pricing model with the following assumptions: stock price of $1.14, no dividend payouts are expected; an expected option life of 5 years was assumed, risk-free interest rate of 4.33% and volatility of 80.21%. The volatility percentage was calculated using a 5-year historical daily volatility of ten peer companies.

Grant Date	3/29/2006
# of options (post stock split)	88,019
% of options vested as of September 30, 2006	33%
Fair market value using Black-Scholes	$6.42

Total expense	$64,206
2006 Expense	$21,188
Unamortized expense	$43,018

The Qualified Option Plan terminated with the aforementioned merger on November 27, 2006 and the Company is in the process of granting comparable options under the Company’s 2006 Equity Incentive Plan.

Warrants
In 2006, warrants exercisable for 237,650 common units at $1.14 per unit price were issued as compensation. All of the warrants were exercised for common membership units in June 2006. No significant cash proceeds were received upon exercise. The intrinsic value was $0 at grant and exercise date.

On January 23, 2006, 858,710 warrants were granted at $0.01 unit price to an incoming board member. The vesting period is three years. These warrants have been accounted for using SFAS No. 123R as described in the table below.

The fair value of the warrants granted in 2006 was calculated using the same procedures and estimates as previously discussed with options.

Grant Date	1/23/2006	3/29/2006
# of warrants (post stock split)	858,710	237,650
% of warrants vested as of September 30, 2006	22%	89%
Fair market value using Black-Scholes	$9.99	$9.99

Total expense	$974,624	$269,782
2006 Expense	$216,583	$89,927
Unamortized expense	$758,041	$29,976

As of September 30, 2006, no additional warrants had been authorized to be granted, 188,916 options had vested and 237,650 had been exercised. The warrants outstanding had a weighted average remaining contractual life of 2.3 years and an intrinsic value of $0.

Compensation expense for options and warrants

The compensation expense for options and warrants issued in 2006 is $327,698 as described above under options and warrants. The total outstanding options and warrants at September 30, 2006 are 836,178 and 858,710 respectively, of which 278,711 are exercisable.

The reported and pro forma net loss and loss per share for the nine month period ended September 30, 2006 are the same because stock-based compensation expense was calculated and recorded in the financial statements in accordance with the provisions of SFAS No. 123(R). The impact of SFAS No. 123(R) is $0.03 loss per share.

8. Related Party Transactions

The CEO and Executive Vice President (together with their spouses) have personally guaranteed Dallas Operating Corp.’s P5 operator guaranty for all of the Company’s wells with the Texas Railroad Commission. On February 15, 2006, the parties entered into an indemnification agreement with the Company whereby the Company will indemnify the parties if the Texas Railroad Commission pursues collection of any amounts for any of them under such guaranties.

The CEO and Executive Vice President are individual joint interest venture partners in certain production properties. Joint interest receivables from related parties at September 30, 2006 were $3,926.

The Chairman of the Board received warrants for compensation. He was also the guarantor of an office lease. Fees paid related to that guaranty for the nine months ended September 30, 2006 were $10,386. The liability for the remainder of the guaranty was $32,272 at September 30, 2006.

9. Subsequent events

Merger

On July 7, 2006, the Company entered into an Agreement and Plan of Merger with Electrum Mining Limited, a Nevada corporation involved in the mining business (the “Merger”). Electrum created a wholly-owned subsidiary, CrossPoint Acquisition, LLC, a Nevada limited liability company, specifically for the Merger with the Company.

On November 27, 2006, the Merger was completed and the Company was merged with and into CrossPoint Acquisition, LLC. Pursuant to the Merger, Electrum acquired 100% of the outstanding membership interests in the Company, and issued, as consideration to the security holders of the Company, aggregate consideration of 16,451,667 new shares of Electrum’s common stock and the assumption of the Company’s convertible debt of $8,840,417. The debt is convertible into 5,051,667 shares of the Company’s common stock and includes warrants to acquire 2,525,833 shares of the Company’s common stock. In addition, the Company adopted the following agreements effective with the Merger:

•	Changed Electrum Mining Limited’s name to CrossPoint Energy Company.

•	Approved the appointment of four new directors.

•	Adopted the 2006 Equity Incentive Plan and has reserved 3,564,844 of its common shares for the granting of awards to employees, directors, officers, or key consultants to CrossPoint Energy Company.

•	Amended and restated the articles of incorporation providing for the total number of authorized securities to consist of 75,000,000 shares of common stock and 25,000,000 shares of preferred stock.

•	Affected a reverse stock split, whereby every 2.368 shares of common stock would receive one share of common stock of Electrum.

•	Employment agreements with the CrossPoint Energy Company’s Chief Executive Officer and Executive Vice President.

•	Assumption of the Company’s convertible debt from the private placement.

•	Assumption of the Company’s warrants from the private placement.

No goodwill has been recorded as a result of the Merger and the financial statements of Electrum and the Company in the accompanying financial statements have not been consolidated.

The following represents the unaudited condensed balance sheet of Electrum as of September 30, 2006

Assets
Current assets	$2,761
Total assets	$2,761
Liabilities
Current liabilities	$17,526
Total liabilities	$17,526
Stockholders' deficiency	$(14,765)
Total liabilities and stockholders' deficiency	$2,761

The following unaudited supplemental pro forma information represents the consolidated results of operations as if the Merger had occurred on January 1, 2006 and after giving effect to certain adjustments including additional professional fees of approximately $150,000 primarily related to legal, accounting, and SEC filing expenses. Such pro forma information does not purport to be indicative of operating results that would have been reported had the acquisition occurred on January 1, 2006 or future operating results.

Pro Forma
(Unaudited)

Revenues	$2,281,680
Net loss applicable to common units	$(8,075,639)
Per share data:
Basic and fully diluted loss per share	$(0.45)
Weighted average number of shares outstanding	17,824,220

Convertible Note Interest Payment
The Company paid interest due from the convertible note, for the period from June 30, 2006 to December 31, 2006. The convertible note provided for the election of the Company to issue registered common stock in lieu of cash through December 31, 2007. The Company elected the stock issuance and calculated the number of shares using 90% of the volume weighted average price, or $3.06/share. While the majority of the investors agreed to the issuance of restricted stock, $11,991 was paid in cash and 114,859 shares were issued to the investors in the first week of January 2007.

Penalties related to the Merger:
Securities Purchase Agreement - to be merged within 120 days of funding
Included in the Securities Purchase Agreement was a put right that established financial penalties if the Company was not merged within 120 days of the private placement on June 30, 2006. The merger was consummated on November 27, 2006 which was outside the 120-day period. Penalties of $37,888 are due. Discussions with the investors and a proposal to pay with either (1) cash or (2) a payment in kind, in the same manner defined as a payment-in-kind (“PIK”) payment in the convertible note, using unregistered shares, has been consummated, with a majority of the investors accepting a PIK payment for the put.

Registration Rights Agreement - to file with the SEC within 30 days
By the terms of the Registration Rights Agreement (“RRA”) Article 2.b. between the investors and the Company, the Company’s SB2 Filing was required to be filed on December 27, 2006.  Inasmuch as the audit for the Company was not completed at such date, due to complexities in the merger, multiple company subsidiary considerations and the adoption of a September 30, 2006 fiscal year, the filing was delayed, and the Company is required to pay the investors 2% of their aggregate investment or $303,100. Discussions and a proposal to pay the investors with either (1) cash or (2) a payment in kind, in the same manner defined as a PIK payment in the convertible note, using unregistered shares, between the parties, has been consummated, with a majority of the investors accepting a PIK payment.

Office Lease Guaranty
The lease guaranty on the Company’s office space was renegotiated in November of 2006. The previous guarantor was released from his liability and the Company agreed to pre-pay six months rent. This prepayment will then be applied against future rent payments, on a semi-annual interval.

10. Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited)

All operations are directly related to oil and natural gas producing activities located in Texas.

Capitalized Costs Relating to Oil and Gas Producing Activities
The Company capitalized the following costs in the nine months ended September 30, 2006:

Acquisition of unproved properties & rights	$3,718,635
Development costs	9,003,589
Less accumulated depletion and depreciation	(866,051)
Less impairment on oil & gas properties	(4,086,844)

Net capitalized costs	$7,769,330

Costs Incurred in Oil and Gas Producing Activities
At September 30, 2006 the following costs were incurred:

Acquisition of unproved properties	$180,000
Acquisition of proved properties	-
Dry hole expense	1,060,588
Development costs	6,866,466

Total costs incurred	$8,107,054

Results of Operations from Oil and Gas Producing Activities
The Company’s revenue and expenses in the nine months ended September 30, 2006 are:

Crude oil & natural gas sales	$1,595,111
Production costs	383,308
Severance and ad valorem taxes	88,030
Dry hole and abandonment costs	1,060,588
Impairment of oil & gas properties	4,086,844
Depletion, depreciation and amortization	843,526
Accretion expense	22,855
Results of oil and gas producing operations before income taxes	$(4,890,041)
Provision for income taxes	-
Results of oil and gas producing operations	$(4,890,041)

* The Company is treated as a partnership for federal income tax purposes and thus no provision for income taxes was made.

Proved Reserves
Proved oil and natural gas reserves have been estimated by independent petroleum engineers. Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available. The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development drilling and production history; acquisitions of oil and natural gas properties; and changes in economic factors. Our proved reserves are summarized in the table below:

PROVED-DEVELOPED AND UNDEVELOPED RESERVES:
	Oil (mbbls)	Gas (mmcf)
December 31, 2005	158	1,948
Revisions of previous estimates	(79)	(1,628)
Extensions, discoveries, and other additions	47	3,352
Sale of reserves	-	-
Production	(14)	(116)
September 30, 2006	112	3,556

PROVED DEVELOPED RESERVES
December 31, 2005	9	219
September 30, 2006	30	1,052

At September 30, 2006, the base prices used to compute the crude oil reserves represent the NYMEX oil and natural gas prices at September 30, 2006. For the reserves at September 30, 2006, the crude oil and natural gas prices were $61.70 per bbl and $4.94 per Mcf.

The above table identifies a 69,000 and 261,000 reductions in crude oil and natural gas reserves respectively for revisions of prior estimates. Extensions and discoveries increased by 47,000 and 3,389,000 for crude oil and natural gas reserves, respectively. These increases represent the new wells that the Company drilled in 2006.

Standardized Measure of Discounted Future Cash Flows
The standardized measure of discounted future net cash flows (“standardized measure”) and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and natural gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

As of September 30, 2006, estimated well abandonment costs, net of salvage, are deducted from the standardized measure using year-end costs. Such abandonment costs are recorded as a liability on the consolidated balance sheet, using estimated values of the projected abandonment date and discounted using a risk-adjusted rate at the time the well is drilled or acquired.

The standardized measure does not represent management’s estimate of our future cash flows or the value of proved oil and natural gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Price and cost revisions are primarily the net result of changes in year-end prices, based on beginning of year reserve estimates. Quantity estimate revisions are primarily the result of the extended economic life of proved reserves and proved undeveloped reserve additions attributable to increased development activity.

The standardized measure of discounted estimated future net cash flows related to proved crude oil and natural gas reserves at September 30, 2006 are as follows:

Future cash inflows	$21,099,050
Future production costs	5,791,070
Future development costs	5,328,520
Future income tax expense	-
Future net cash flows	9,979,460
10% annual discount for estimated
timing of cash flows	4,434,280
Standardized measure of discounted future
net cash flows related to proved reserves	$5,545,180

The primary changes in the standardized measure of discounted estimated future net cash flows for the nine months ended September 30, 2006 are as follows:

Balance, beginning of period	$9,635,100
Sales of oil and gas, net	(1,123,773)
Net change in prices and production costs	(3,880,188)
Net change in future development costs	(1,767,960)
Extensions and discoveries	7,303,808
Revisions of previous quantity estimates	(4,225,474)
Previously estimated development costs incurred	1,369,590
Net change in income taxes	-
Accretion of discount	(1,145,652)
Sale of reserves	-
Other	(620,272)
Balance, end of period	$5,545,179

******

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

CrossPoint Energy, LLC
Frisco, Texas

We have audited the accompanying consolidated balance sheet of CrossPoint Energy, LLC and subsidiaries (the “Company”) as of December 31, 2005 and the related consolidated statements of operations, members’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CrossPoint Energy, LLC and subsidiaries at December 31, 2005 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Travis, Wolff & Company, L.L.P.
Dallas, Texas
March 22, 2006 except for Note 7 as to which the date is January 19, 2007

CROSSPOINT ENERGY, LLC

Consolidated Balance Sheet
December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$235,348
Restricted cash	19,925
Accounts receivable	460,821
Prepaid expenses and other	359,632

Total current assets	1,075,726

Oil and gas properties, net	8,334,704

Other property and equipment, net	115,654

Other assets	47,169

$9,573,253

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current maturities of long term debt	$7,134,725
Accounts payable	467,548
Royalty payable	113,213
Accrued interest	14,211

Total current liabilities	7,729,697

Long term debt, less current maturities	39,916

Other long term liabilities	184,076

Commitments and contingencies (Notes 4, 5 and 6 )

Members’ equity	1,619,564

$9,573,253

See accompanying notes to consolidated financial statements.

CROSSPOINT ENERGY, LLC

Consolidated Statement of Operations
Year Ended December 31, 2005

Revenues
Oil and gas sales	$163,591
Well operating services	549,449

713,040

Operating costs and expenses:
Lease operating	249,230
Well operating services	231,720
Leasehold abandonments	61,247
General and administrative	1,885,334
Depreciation, depletion and amortization	55,193
Interest expense, including amortization of deferred
borrowing costs and debt discount	24,445

2,507,169

Net loss	$(1,794,129)

See accompanying notes to consolidated financial statements.

CROSSPOINT ENERGY, LLC

Consolidated Statement of Members’ Equity
Year Ended December 31, 2005

						Predecessor	Predecessor
	Member units					Common	Additional	Accumulated
	Preference	Common	Class B	Subordinated	Amount		Paid-in Capital	Deficit	Total

Balance, December 31, 2004	-	-	-	-	$-	$1,000	$17,161	$-	$18,161

Issuance of member units under Initial Member Agreement	-	150,000	150,000	400,000	25,161	(1,000)	(17,161)	-	7,000

Issuance of Preference units	52,000	-	-	-	520,000	-	-	-	520,000

Issuance of Common units	-	448,644	-	-	2,718,532	-	-	-	2,718,532

Issuance of Common unit warrants	-	-	-	-	150,000	-	-	-	150,000
-
Net loss	-	-	-	-	-	-	-	(1,794,129)	(1,794,129)

Balance, December 31, 2005	52,000	598,644	150,000	400,000	$3,413,693	$-	$-	$(1,794,129)	$1,619,564

See accompanying notes to consolidated financial statements.

CROSSPOINT ENERGY, LLC

Consolidated Statements of Cash Flows
Year ended December 31, 2005

Operating activities
Net loss	$(1,794,129)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in lieu of services	150,000
Depreciation, depletion and amortization	55,193
Straight-line rent amortization	81,296
Changes in operating assets and liabilities:
Restricted cash	(19,925)
Accounts receivable	(320,357)
Prepaid expenses and other assets	(346,046)
Accrued interest	14,211
Accounts payable and accrued expenses	257,744

Net cash used in operating activities	(1,922,013)

Investing activities
Addition to other property and equipment	(114,346)
Additions to oil and gas properties	(8,158,791)
Other	(18,096)

Net cash used in investing activities	(8,291,233)

Financing activities
Proceeds from the issuance of member units	2,612,136
Net advances (repayments) on line-of-credit
Proceeds from the issuance of long term debt	7,687,660
Repayment of long term debt	(16,610)

Net cash provided by financing activities	10,283,186

Net increase in cash and cash equivalents	69,940

Cash and cash equivalents, beginning of year	165,408

Cash and cash equivalents, end of year	$235,348

Supplemental information:
Cash paid for:
Interest	$43,762

See accompanying notes to consolidated financial statements.

CROSSPOINT ENERGY, LLC
Notes to Consolidated Financial Statements

Note 1 - Summary of Significant Accounting Policies

Organization and business

CrossPoint Energy, LLC (“Company”) was formed on December 20, 2004 as a Texas limited liability corporation. The initial members were Daniel Collins, Jeffrey Krakos, and BBO Energy Capital, LP. Effective December 31, 2004, Daniel Collins and Jeffrey Krakos, the shareholders of Dallas Operating Corporation (‘DOC”) a Texas corporation, each acquired 150,000 member units comprised of 75,000 Class B units and 75,000 Common units for $1,500 cash and agreement to contribute their shares in DOC. The merger of DOC and the Company was accounted for as a transfer between entities under common control, and assets and liabilities of DOC were initially recorded at predecessor cost. BBO Energy Capital, LP acquired 400,000 Subordinated units for a cash consideration of $4,000. The cash consideration for member units issued was received in February 2005.

At December 31, 2004, DOC provided lease operating services to primarily one customer. The assets and liabilities of DOC at December 31, 2004 were as follows:

Current assets, including cash of $165,408	$305,872
Other property and equipment	35,146
Current liabilities	(293,427)
Long term debt	(29,430)

Net Equity	$18,161

On August 11, 2005, the Company formed CrossPoint Energy Holdings, LLC, as a wholly owned subsidiary, to account for the Company’s oil and gas properties.

The Company consolidates all subsidiaries for which it has majority ownership. All material intercompany accounts and transactions are eliminated.

Concentrations of credit risk and accounts receivable
The Company’s principal banking and short-term investing activities are with local and national financial institutions. Short-term investments with an original maturity of three months or less are considered to be cash equivalents. Cash balances may, at times, exceed federally insured limits. The Company does not believe it is exposed to any significant risks.

The Company’s accounts receivable are from unsecured oil and gas sales and are generally with pipeline companies, utilities or other oil and gas companies. The Company reviews the financial condition of customers prior to extending credit and periodically updates customer credit information.

CROSSPOINT ENERGY, LLC
Notes to Consolidated Financial Statements

Note 1 - Summary of Significant Accounting Policies - (Continued)

Oil and gas properties
The Company follows the successful efforts method of accounting for its oil and gas properties. Acquisition costs for proved oil and natural gas properties, costs of drilling and equipping productive wells, and costs of unsuccessful development wells are capitalized and amortized (“DD&A”) on an equivalent unit-of-production basis over the life of the remaining related oil and gas reserves. Cost centers for amortization purposes are determined on a well by well basis. Costs incurred to acquire oil and gas leasehold are capitalized. The Company capitalizes interest on funds used in development activities from the date of initiation of exploration activities through the time the property is ready to begin production. The cost of unsuccessful exploratory wells, geological and geophysical expenses and delay rentals for unproved oil and gas properties, are charged to expense as incurred.

The carrying values of oil and gas properties are compared to management’s future estimated pre-tax cash flow from properties, generally aggregated on a field-level basis for oil and gas properties. If impairment is necessary, the asset carrying value is written down to fair value. For oil and gas properties, cash flow pricing estimates are based on existing proved reserve and production information and pricing assumptions that management believes are reasonable.

Other property and equipment
Other property and equipment are carried at cost and depreciated over the estimated useful lives of the assets using accelerated depreciation methods. Normal maintenance and repairs are charged to expense whereas significant replacements and improvements are capitalized and depreciated over the remaining economic life of the asset. Upon the sale or retirement of property, plant, and equipment, gain or loss is recognized on the difference between the sale proceeds and the net book value of property sold or retired.

Other assets
Other assets consist primarily of deferred debt costs that are amortized over the term of the related debt and are presented net of accumulated amortization.

Revenue recognition
Oil & gas revenues are recognized when title to the products transfer to the purchaser.

CROSSPOINT ENERGY, LLC
Notes to Consolidated Financial Statements

Note 1 - Business and Summary of Significant Accounting Policies - (Continued)

Management estimates
In preparing the Company’s financial statements, management makes estimates and assumptions that affect the amounts reported in the financial statements and related disclosures. The more significant areas requiring the use of estimates are: (i) the volume of oil and gas reserves that are used in calculating depletion and ii) future cash flows used to compute impairment of proved and unproved oil and gas and properties. Actual results may differ from these estimates.

Straight line rent
The Company accounts for its lease incentives over the shorter of the lease term on a straight line basis. The deferred rent liability is $81,296 at December 31, 2005.

Unit-based compensation
The Company has a unit based compensation plan more fully described in Note 7. The Company accounts for options granted under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretation, which require compensation cost for stock based employee compensation plans to be recognized based on the difference on the date of grant, if any, between the fair market value of the stock and the and the amount the employee must pay to acquire the stock.

If the Company applied the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation” which requires compensation cost to be recognized based on fair value methods, the Company’s net income would have been adjusted to the proforma amounts indicated below:

Net loss reported	$(1,794,129)
Deduct: stock based compensation expense determined under the fair value based method	64,112

Adjusted net loss	$(1,858,241)

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, “Share Based Payment” which supersedes APB No. 25 and SFAS No. 123. This pronouncement is to be applied to new unit options issued after December 15, 2005.

Income taxes

The Company has elected to be taxed as a partnership for federal income tax purposes and, accordingly, items of income and loss will be reported to the members according to their ownership percentage. Therefore, no provision for federal income taxes is recorded in these statements. One of the Company’s subsidiaries, DOC, is a registered C corporation. However, it does not have taxable income, and therefore no provision for income taxes is necessary in the accompanying financial statements.

CROSSPOINT ENERGY, LLC
Notes to Consolidated Financial Statements

Note 1 - Business and Summary of Significant Accounting Policies - (Continued)

Income taxes - continued
Certain transactions of the Company may be subject to accounting methods for income tax purposes which differ from the accounting methods used in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Accordingly the net income or loss and the resulting balances in members equity reported for income tax purposes may differ from the balances reported for these same items in the accompanying financial statements.

Note 2 - Oil and Gas Properties

Capitalized costs for oil and gas properties for the year ended December 31, 2005 consisted of the following:

Oil and gas properties:
Leasehold costs	$6,359,941
Intangible drilling costs	1,438,051
Lease and well equipment	451,605
Asset retirement cost	107,631

Total oil and gas properties	8,357,228
Less accumulated DD&A	22,524

Net oil and gas properties	$8,334,704

Effective December 1, 2005 the Company acquired the Hoskins prospect located in Brazoria County, Texas which consisted of 4 producing wells and 12,500 gross acres of undeveloped farm-out rights for a total consideration of $6,034,392. The allocation of the purchase price was as follows:

Undeveloped leasehold	$5,449,664
Proved developed leasehold	544,592
Lease and well equipment	40,136

Total cash consideration	$6,034,392

The purchase price was financed with debt provided by private equity lenders under a Credit Agreement (See Note 4).

During the year ended December 31, 2005, the Company capitalized interest on development activities totaling $89,637.

CROSSPOINT ENERGY, LLC
Notes to Consolidated Financial Statements

Note 3 - Asset Retirement Obligations

The majority of the Company’s asset retirement obligations relate to the reclamation of well locations including plugging and abandonment of oil and gas properties after production has terminated. SFAS 143 “Accounting for Asset Retirement Obligations” requires the fair value of a liability for an asset retirement obligation to be recorded in the period incurred and a corresponding increase in the carrying amount of the related long-lived asset. The asset retirement obligations are recorded at fair value and accretion expense, recognized in DD&A expense over the life of the property, increases the liability to its expected settlement value. If the fair value of the estimated asset retirement obligation changes, an adjustment is recorded for both the asset retirement obligation and the asset retirement cost.

The following table shows changes in the Company’s asset retirement obligations for the year ended December 31, 2005:

Asset retirement obligation at beginning of year	$-
Liabilities incurred	107,631

Asset retirement obligation at end of year	$107,631

Note 4 - Long-Term Debt

Long term debt consists of the following at December 31, 2005:

Credit Agreement	$7,687,660
Other long term debt	62,795
Unamortized debt discount	(575,814)
7,174,641
Less current maturities	7,134,725

$39,916

Credit agreement

On September 2, 2005, the Company entered into a $40,000,000 credit agreement (the “Credit Agreement”) with two participating lenders for the purpose of funding the Company’s development projects. The Credit Agreement is facilitated by an Administrative Agent who approves the amounts and purposes for the advances under the Credit Agreement, referred to as the commitment. The Company’s oil and gas properties collateralize the Credit Agreement. According to the Credit Agreement, all of the Company’s production receipts have been assigned to a lock box administered by the Administrative Agent. Through a waterfall calculation, 95% of the Company’s net income from its oil and gas properties is used to repay advances. Interest on the advances is computed at the prime rate as announced by the Wall Street Journal plus 5.50 percent. The interest is due and payable monthly. In addition, as additional consideration for the making of the loans, the lenders received a three percent (3%) of 8/8th overriding royalty interest.

CROSSPOINT ENERGY, LLC
Notes to Consolidated Financial Statements

Note 4 - Long-Term Debt - (Continued)

in any oil and gas property owned by the Company. At December 31, 2005, the Company had received a commitment of $11,934,400 of which $7,687,660 had been advanced; there have been no repayments. The applicable interest rate at December 31, 2005 was 12.25 percent.

In addition to the debt facility described above, the Administrative Agent collects a 1.5 percent commitment fee with each commitment and is paid a semi-annual administrative fee of $15,000, due on February 15th and September 15th. At December 31, 2005, $178,440 had been paid to the Administrative Agent. The fee is amortized over the term of the Credit Agreement.

As a material inducement for the lenders to extend credit to the Company, Equity Participation Agreements were executed with each of the lenders. The applicable equity percentage was 7.5% for each lender in line with the Credit Agreement. Pursuant to the Hoskins purchase and lender funding, the equity percentage was increased to ten percent (10%) for each lender. Common units (240,130) were assigned to the lenders and a debt discount, reflective of their 20% ownership in the Company was calculated. The debt discount was derived by risk weighting the discounted present value of the Company’s reserves at December 31, 2005, as reported by Netherland, Sewell & Associates, Inc. on February 13, 2006. The discount is being amortized over the term of the Credit Agreement.

Beginning March 31, 2006, the Company is subject to certain restrictive financial covenants that include debt coverage, fixed charge and current ratios and reserve ratios to total debt. The Company does not expect to be in compliance with certain ratios at March 31, 2006 and is in the process of obtaining waivers of the expected covenant violations. The outstanding debt under the Credit Agreement is reflected as a current liability in the consolidated financial statements.

Other long term debt
Other long term debt consists principally of a lease guarantee obligation. In connection with executing the office lease, a Lease Guarantee Agreement was required. In exchange for providing the Lease Guaranty, the Company agrees to pay the guarantor, who is affiliated with a member unit holder of the Company, a quarterly cash fee calculated on a per annum basis, based upon five percent (5%) of the outstanding balance of the guarantee. At December 31, 2005, the Company’s obligation regarding the lease guarantee was $42,658 of which $13,585 is included in current maturities.

CROSSPOINT ENERGY, LLC
Notes to Consolidated Financial Statements

Note 5 - Commitments and Contingencies

Operating leases
The Company has an office lease agreements with unrelated third parties extending through 2010. The Company’s total rental cost was approximately $88,877 for the year ended December 31, 2005.

Future minimum lease payments under the lease agreement are as follows:

Year Ended December 31,	Amount

2006	$111,503
2007	126,170
2008	126,170
2009 2010	126,170 115,656

$605,669

401K Plan
The Company has an employee 401(k) retirement savings plan which covers substantially all employees. Employee contributions are determined as a percentage of the covered employee’s annual salary or an amount specified by the employee up to 15 percent of the employee’s annual salary. For the year ended December 31, 2005, the Company did not match the employees’ contributions.

Note 6 - Members’ Equity

Member units
At December 31, 2005 there were 1,200,644 member units issued and outstanding consisting of 52,000 Preference units, 598,644 Common units, 150,000 Class B units and 400,000 Subordinated units. The Board of Managers has authorized the issuance of up to 120,500 Preference units.

The order of preference for distribution is first to Preference units until the holder has received the face amount of the preference units plus the preferred return, then to the Common units until the holders have received $10.00 per unit, then to the Class B units until the holders have received $10.00 per unit and then the Subordinated units until the holders have received $10.00 per unit. After that time, all distributions are made pro rata.

CROSSPOINT ENERGY, LLC
Notes to Consolidated Financial Statements

Note 6 - Members’ Equity - (Continued)

Preference units can be converted at the option of the preference unit holder at any time at the lesser of $10.00 per unit or the weighted average price of any subsequent unit issuance. The Preference units may be redeemed by the Company at anytime and must be redeemed from the proceeds of additional subscriptions of Common units. The redemption price of the Preference units is the face value of $10.00 per unit plus the prime rate plus 4 percent per annum on the face value until redemption or conversion.

2005 Qualified Option Plan
Activity under the Qualified Option Plan is summarized as follows:

	Subordinated		Common
	Number of Shares	Exercise Price Range	Number of Shares	Exercise Price Range

Balance, December 31, 2004	-	-	-	-
Granted	55,000	$10.00	30,000	$10.00
Canceled	-	-	-	-
Exercised	-	-	-	-

Balance, December 31, 2005	55,000	$10.00	30,000	$10.00

Exercisable at	18,333	$10.00	-	-

As of December 31, 2005, options outstanding under the Plans have a weighted average remaining contractual life of 4.25 years.

Proforma information regarding net loss is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. The fair value for these options was estimated at the date of grant during 2005 using the Black Scholes value option pricing model with the following assumptions: no dividend payouts are expected, an expected option life of 5 years was assumed, and the model used risk-free interest rate of 4.36% and volatility of 0%.

Warrants
Warrants, exercisable for 15,000 common units at $.01 per unit, were issued in exchange for services rendered by the Company’s Chairman of the Board. The Company valued the warrants at $10.00 per unit or $150,000 in the accompanying consolidated financial statements. The warrant is exercisable through 2015.

CROSSPOINT ENERGY, LLC
Notes to Consolidated Financial Statements

Note 7 - Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited)

All operations are directly related to oil and natural gas producing activities located in Texas.

Proved Reserves
Proved oil and natural gas reserves have been estimated by independent petroleum engineers. Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available. The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development drilling and production history; acquisitions of oil and natural gas properties; and changes in economic factors. Our proved reserves are summarized in the table below:

	Crude Oil	Natural Gas
	(MBO)	(MMCF)

Balance, December 31, 2004	-	-

Revisions of previous estimates	-	-
Extensions and discoveries	157	1,935
Purchase of minerals in place	-	-
Production	(1)	(13)

Balance, December 31, 2005	158	1,948

Proved developed reserves, December 31, 2004	-	-
Proved developed reserves, December 31, 2005	9	219

At December 31, 2005 the base prices used to compute the crude oil reserves represent the NYMEX oil and natural gas prices that date. For the reserves at December 31, 2005, the crude oil and natural gas prices were $57.75 per bbl and $7.795 per Mcf.

Standardized Measure of Discounted Future Cash Flows
The standardized measure of discounted future net cash flows (“standardized measure”) and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and natural gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

As of December 31, 20005 estimated well abandonment costs, net of salvage, are deducted from the standardized measure using year-end costs. Such abandonment costs are recorded as a liability on the consolidated balance sheet, using estimated values of the projected abandonment date and discounted using a risk-adjusted rate at the time the well is drilled or acquired.

The standardized measure does not represent management’s estimate of our future cash flows or the value of proved oil and natural gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Price and cost revisions are primarily the net result of changes in year-end prices, based on beginning of year reserve estimates. Quantity estimate revisions are primarily the result of the extended economic life of proved reserves and proved undeveloped reserve additions attributable to increased development activity.

The standardized measure of discounted estimated future net cash flows related to proved crude oil and natural gas reserves at December 31, 2005 are as follows:

Future cash inflows	$23,481,300
Future production costs	5,507,000
Future development costs	4,837,100
Future net cash flows 10% annual discount	3,502,100
Standardized measure of discounted net cash flows	$9,635,100

*****

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
CrossPoint Energy Company (formerly Electrum Mining Limited)

We have audited the accompanying consolidated balance sheets of CrossPoint Energy Company (formerly Electrum Mining Limited) (the "Company") as of September 30, 2006, and the related statements of operations, shareholders' deficiency and cash flows for the year ended September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The Company's financial statements as of September 30, 2005 and for the period August 4, 2004 (date of inception) through September 30, 2005 were audited by other auditors whose report, dated November 29, 2005, expressed an unqualified opinion with an explanatory paragraph regarding the Company's ability to continue as a going concern. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such period, is based solely on the report of such other auditors.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2006, and the results of its operations and cash flows for the year ended September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred operating losses since inception and requires additional capital to continue operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans regarding these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
November 27, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of Electrum Mining Limited:

We have audited the accompanying balance sheet of Electrum Mining Limited (the “Company”) as at September 30, 2005 and the related statement of operations, changes in stockholders’ deficiency, and cash flows for the period ended September 30, 2005 and the period from August 4, 2004 (inception) through September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at September 30, 2005, and the results of its operations and its cash flows for each of the period ended September 30, 2005 and the period from August 4, 2004 (inception) through September 30, 2005, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations, had suffered recurring losses from operations and has total liabilities that exceed total assets. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, B.C. Canada     STALEY, OKADA & PARTNERS
November 29, 2005     CHARTERED ACCOUNTANTS

CrossPoint Energy Company (formerly Electrum Mining Limited) (An Exploration Stage Company)
Balance Sheet
As of September 30,

ASSETS	2006
Current
Cash and cash equivalents	$2,761
Total Assets	$2,761

A. LIABILITIES
Current
Accounts payable	$2,526
Accrued liabilities	15,000
17,526

Commitments and Contingencies	-

STOCKHOLDERS’ DEFICIENCY

Preferred stock, par value $0.00001, 25 million shares authorized, no shares issued and outstanding	-
Common stock, par value $0.00001, 75 million shares authorized, 3,250,000 shares issued and outstanding	33

Capital in excess of par value	64,967
Other comprehensive income	1,272
Deficit accumulated during the exploration stage	(81,037)
Total Stockholders’ Deficiency	(14,765)
Total Liabilities and Stockholders’ Deficiency	$2,761

- The Accompanying Notes are an Integral Part of These Financial Statements -

CrossPoint Energy Company (formerly Electrum Mining Limited) (An Exploration Stage Company)
Statements of Operations

	For the Year Ended September 30, 2006		For the Year Ended September 30, 2005	Cumulative from Inception (August 4, 2004) to September 30, 2006
Expenses
Mineral property costs (recovery)		$(25,353)	$24,253	$2,838
Professional fees		33,457	39,095	75,052
Interest and bank charges		(20)	272	276
Office and supplies		-	426	426
Transfer agent fees		350	2,095	2,445
Net Loss for the Period		$(8,434)	$(66,141)	$(81,037)

Basic and Diluted Loss per Common Share	$	$(0.00)	$(0.04)

Weighted Average Basic and Diluted Common Shares Outstanding		3,250,000	1,778,346

- The Accompanying Notes are an Integral Part of These Financial Statements -

CrossPoint Energy Company (formerly Electrum Mining Limited) (An Exploration Stage Company)
Statements of Stockholders’ Equity (Deficiency)

	Common Shares		Capital in Excess of	Deficit Accumulated During the Exploration	Comprehensive
	Shares	Amount	Par Value	Stage	Income	Total
Inception - August 4, 2004	-	$-	$-	$-	$-	$-
Common shares issued for cash at $0.02 per share	500,000	5	9,995	-	-	10,000
Net loss for the period	-	-	-	(6,462)	-	(6,462)
Balance - September 30, 2004	500,000	$5	$9,995	$(6,462)	$-	$3,538
Common shares issued for cash at $0.02 per share	2,750,000	28	54,972	-	-	55,000
Net loss for the year	-	-	-	(66,141)	-	(66,141)
Foreign currency translation adjustment	-	-	-	-	1,466	1,466
Balance - September 30, 2005	3,250,000	$33	$64,967	$(72,603)	$1,466	$(6,137)
Net loss for the year	-	-	-	(8,434)	-	(8,434)
Foreign currency translation adjustment	-	-	-	-	(194)	(194)
Balance - September 30, 2006	3,250,000	$33	$64,967	$(81,037)	$1,272	$(14,765)

- The Accompanying Notes are an Integral Part of These Financial Statements -

CrossPoint Energy Company (formerly Electrum Mining Limited) (An Exploration Stage Company)
Statement of Cash Flows

	For the Year Ended September 30, 2006	For the Year Ended September 30, 2005	Cumulative from Inception (August 4, 2004) to September 30, 2006
Operating Activities
Net Loss for the period	$(8,434)	$(66,141)	$(81,037)
Mineral property cost recovery	(27,000)	-	(27,000)
Changes in operating assets and liabilities:
Prepaid expenses	1,708	(1,708)	-
Funds held in trust	-	15,000	-
Accounts payable	(47)	2,573	2,526
Accrued liabilities	10,000	2,500	15,000
Net cash used in operating activities	(23,773)	(47,776)	(90,511)

Financing Activities
Advance from related party	-	-	27,000
Issuance of capital stock	-	55,000	65,000
Net cash provided by financing activities	-	55,000	92,000

Foreign Currency Translation Adjustment	(194)	1,466	1,272
Net Increase (Decrease) in Cash and Cash Equivalents	(23,967)	8,690	2,761
Cash and cash equivalents position - Beginning of period	26,728	18,038	-
Cash and Cash Equivalents Position - End of Period	$2,761	$26,728	$2,761

Supplemental Cash Flow Disclosure
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Non-cash Financing Activities
Forgiveness of debt for mineral property rights	$27,000	$-	$27,000

- The Accompanying Notes are an Integral Part of These Financial Statements -

CrossPoint Energy Company
(formerly Electrum Mining Limited)
(An Exploration Stage Company)
Notes to Financial Statements

September 30, 2006

1.    Organization and Going Concern

The Company was incorporated in Nevada on August 4, 2004 and is based in Vancouver, British Columbia, Canada.

The Company is an exploration stage company that engages principally in the acquisition, exploration and development of mineral properties. During the prior fiscal period, the Company acquired a 100% interest in 20 mineral mining claims in the Dawson Mining Division of the Yukon Territories, Canada and has not yet determined whether this property contains reserves that are economically recoverable. This property has been divested as of June 30, 2006. To date, the Company’s activities have been limited to its formation and the raising of equity capital and exploration activities.

Going Concern and Liquidity Considerations

The accompanying audited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. From inception (August 4, 2004) to the year ended September 30, 2006, the Company had an accumulated deficit of $81,037 and a working capital deficiency of $14,765. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2007.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations. There can be no assurance the Company will be successful in its efforts to secure additional financing.

In response to these issues, management intends to raise additional funds through public or private placement offerings and participation in a merger agreement.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying audited financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CrossPoint Energy Company
(formerly Electrum Mining Limited)
(An Exploration Stage Company)
Notes to Financial Statements

September 30, 2006

2.    Significant Accounting Policies

a)	Basis of Presentation

The accounting and reporting policies of the Company conform to United States generally accepted accounting principles applicable to exploration stage companies.

b)	Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

c)	Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from date of purchase, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

d)	Mineral Property Costs

The Company has been in the exploration stage since its formation on August 4, 2004 and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be depreciated using the units-of-production method over the estimated life of the probable reserve.

e)	Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is a cost by increasing the carrying amount of the related long-lived asset.

Over time, the liability is accreted to its present value, and the capitalized cost is depreciated over the useful life of the related obligation for its recorded amount or incurs a gain or loss upon settlement.

f)	Fair Value of Financial Instruments and Derivative Financial Instruments

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) Number 119, “Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments.” The carrying amounts of cash and cash equivalents, accounts payable and amount due to related party approximate their fair values because of the short maturity of these items. Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

g)	Segment Reporting

SFAS Number 131, “Disclosure about Segments of an Enterprise and Related Information”, changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company presently operates only in Canada.

CrossPoint Energy Company
(formerly Electrum Mining Limited)
(An Exploration Stage Company)
Notes to Financial Statements

September 30, 2006

h)	Income Taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

i)	Earnings (Loss) per Share

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

j)	Risks and Uncertainties

The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating a resource exploration business, including the potential risk of business failure.

k)	Foreign Currency Translations

The Company’s functional currency is the Canadian dollar. The Company’s reporting currency is the U.S. dollar. All transactions initiated in Canadian dollars are translated into U.S. dollars in accordance with SFAS No. 52 "Foreign Currency Translation" as follows:

i) Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;

ii) Equity at historical rates; and

iii) Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders’ equity (deficiency) as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income (loss).

For foreign currency transactions, the Company translates these amounts to the Company’s functional currency at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income (loss) for the period.

CrossPoint Energy Company
(formerly Electrum Mining Limited)
(An Exploration Stage Company)
Notes to Financial Statements

September 30, 2006

l)	Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and amount due to related party. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.

m)	Stock-Based Compensation

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant). Before January 1, 2006, the Company accounted for stock-based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and complied with the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation”.  The Company adopted FAS 123(R) using the modified prospective method, which requires the Company to record compensation expense over the vesting period for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Accordingly, financial statements for the periods prior to January 1, 2006 have not been restated to reflect the fair value method of expensing share-based compensation. Adoption of SFAS No. 123(R) does not change the way the Company accounts for share-based payments to non-employees, with guidance provided by SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. For the years ended September 30, 2006 and 2005, the Company did not have any stock-based compensation.

n)	Comprehensive Income (Loss)

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the years ended September 30, 2006 and 2005, the only item included in comprehensive income is the foreign currency translation adjustment.

CrossPoint Energy Company
(formerly Electrum Mining Limited)
(An Exploration Stage Company)
Notes to Financial Statements

September 30, 2006

3.    Mineral Property Costs

By agreement dated September 30, 2004 with Xennex Development Corporation (“Xennex”), the Company acquired an option to earn a 100% interest in certain properties consisting of 20 unpatented mineral claims, known as the Blue and Bell property (“the Property”) located in the Dawson Mining Division of the Yukon Territories, Canada.

Upon execution of the agreement, Xennex transferred 100% interest in the mineral claims to a director and officer of the Company in trust for the Company for CDN$50,000.

On June 29, 2006, the Board of Directors agreed to divest the Company of the mineral claims. All rights under the Mineral Claim Purchase Agreement were transferred and assigned to and assumed by the Company’s President. Electrum will not be required to make any further payments to Xennex. Further, the President has agreed to assume any and all responsibilities, obligations, commitments and liabilities pertaining to the Mineral Property Agreement. In consideration of this, a $27,000 loan payable to a director of the Company was satisfied. This amount was applied as a reduction to the mineral property costs. Therefore, our statements reflect a one time gain on recovery of mineral property costs in 2006.

4.    Capital Stock

a)	Authorized Stock

The Company has authorized 75,000,000 common shares and 25,000,000 shares of preferred stock with a par value of $0.00001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

b)	Stock Issuance

Since inception, the Company has issued 3,250,000 common shares at $0.02 per share for total proceeds of $65,000 being $33 for par value shares and $64,967 for capital in excess of par value.

5.    Due to Related Party

As of September 30, 2006, the Company was no longer obligated to a director and a stockholder, for a non-interest bearing demand loan of $27,000 as of September 30, 2005. During 2006, the director agreed to cancel the $27,000 owing to him by the Company, in consideration of the cancellation of mining claims that were reverted back to the President.

6.    Income Taxes

The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting and tax bases of its assets and liabilities. At September 30, 2006 the Company has an estimated net operating loss carryforward for federal tax purposes of $81,000, which, if unused to offset future taxable income, will begin to expire in 2024 and continue through 2027. The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. The Company had deferred tax assets of approximately $32,000 as of September 30, 2006, relating to its net operating loss. A 100% valuation allowance, which increased by $6,000 in 2006, has been recognized to offset the entire related deferred tax asset due to the uncertainty of realizing the benefit.

CrossPoint Energy Company
(formerly Electrum Mining Limited)
(An Exploration Stage Company)
Notes to Financial Statements

September 30, 2006

7.    New Accounting Pronouncements

Recent accounting pronouncements that are listed below did and/or are not currently expected to have a material effect on the Company’s financial statements.

FASB Statements:

In December 2004, the FASB issued Financial Accounting Standards No 123 (revised 2004) (SFAS 123R), “Share-Based Payment.” SFAS 123R replaces SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123R is effective in fiscal periods that begin after December 15, 2005.

In December 2004, FASB issued Financial Accounting Standards No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-Monetary Transactions (SFAS 153).” This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective in fiscal periods that begin after June 15, 2005.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, when practicable.

In February 2006, FASB issued Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

In March 2006, FASB issued Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140.” This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective in the first fiscal year that begins after September 15, 2006.

In September 2006, FASB issued Financial Accounting Standards No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. SFAS 157 is effective in the first fiscal year that begins after November 15, 2007.

CrossPoint Energy Company
(formerly Electrum Mining Limited)
(An Exploration Stage Company)
Notes to Financial Statements

September 30, 2006

In September 2006, FASB issued Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R).” This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158 is effective. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the first fiscal year ending after December 15, 2006.

8.    Subsequent Events

On July 7, 2006, the Company entered into an Agreement and Plan of Merger (the “Merger”) with CrossPoint Energy, LLC (“CrossPoint”), a Texas limited liability company involved in the exploration and development of oil and gas properties. The Company created a wholly-owned subsidiary, CrossPoint Acquisition, LLC, a Nevada limited liability company (“CrossPoint Acquisition”), to effectuate the Merger. On November 27, 2006, the Merger was completed and CrossPoint was merged with and into CrossPoint Acquisition. Pursuant to the Merger, the Company acquired 100% of the outstanding membership interests in CrossPoint and issued to the security holders of CrossPoint, aggregate consideration of 16,451,667 new shares of the Company’s common stock and assumed CrossPoint’s convertible debt of $8,840,417 and warrants to acquire 2,525,833 shares of the Company’s common stock. The debt is convertible into 5,051,667 shares of the Company’s common stock. In addition, the Company adopted the following agreements effective with the consummation of the Merger:

•	Changed its name to CrossPoint Energy Company.

•	Approved the appointment of four new members to its board of directors.

•	Adopted the 2006 Equity Incentive Plan (the “Plan”) and reserved 3,564,844 of its common shares for the granting of awards to employees, directors, officers, or key consultants to the Company.

•	Amended and restated the articles of incorporation providing for the total number of authorized securities to consist of 75,000,000 shares of common stock and 25,000,000 shares of preferred stock.

•	Affected a reverse stock split prior to the Merger, whereby every 2.368 shares of common stock would receive one share of common stock of the Company.

•
Each convertible note accrues interest at a rate of 8% per annum, and has a maturity date of June 30, 2009. The conversion price is $1.75, subject to adjustment for stock splits, stock dividends, subsequent equity sales at a lower price per share than the conversion price, and other similar transactions. The interest payable on each convertible note is payable (i) on the third business day after December 31, 2006 and (ii) thereafter on the third business day after the last day of each calendar quarter. During the period beginning on the consummation of the Merger and ending on the third business day after December 31, 2007, the Company may pay the interest on the convertible note in the form of shares of common stock. In addition, at any time prior to the maturity date of each convertible note and so long as the Company has on file an effective registration statement covering the resale of the shares of common stock underlying the convertible note, the Company may prepay the convertible notes, in whole and not in part, by payment of 110% of the principal amount then outstanding.

CrossPoint Energy Company
(formerly Electrum Mining Limited)
(An Exploration Stage Company)
Notes to Financial Statements

September 30, 2006

Each convertible note also requires its mandatory conversion into shares of common stock after the first trading day following (i) the date that the closing price for one share of common stock equals or exceeds $2.25 per share for 20 consecutive trading days during which an aggregate of not less than 1,000,000 shares were traded, and (ii) the resale of the shares of common stock underlying the convertible note is covered by an effective registration statement.

•
The warrants are each exercisable into 0.25 shares of common stock of the Company, with an exercise price per share of $1.95, subject to adjustment for stock splits, stock dividends, subsequent equity sales at a lower price per share than the exercise price of the warrant, and other similar transactions. The warrants expire on June 30, 2011.

The Company’s Board of Directors determined that a merger with CrossPoint was in the best interests of the Company and its stockholders. In reaching its determination to recommend approval of the Merger, the Board of Directors considered a number of factors, including the following:

The Company had no revenues, and upon analysis of the potential opportunity, the Board of Directors decided to merge with CrossPoint because the Board of Directors was of the view that the stockholders would have a better opportunity in the energy business than in the mining business, especially since the Company had very limited financial resources to exploit its claims whereas CrossPoint had just completed an approximately $15,000,000 in equity and debt financing;

There has been strong oil and gas demand in recent years by developing countries, particularly China and India, which has resulted in robust energy prices. As a result, the oil and gas sector has been attracting growing investor interest, with a number of energy companies recently completing or planning public financings in the United States of America and other financial markets;

CrossPoint has an experienced, highly regarded management team, which the Board of Directors believed to be well suited to pursue a strategy of seeking and developing oil and gas projects; and the fact that CrossPoint owns and operates a portfolio of development and exploration projects and seeks to implement a strategy to deploy capital among lower-risk development projects and higher- risk, high-return exploration projects.

The Merger was accounted for as a reverse acquisition, with CrossPoint Energy Company the surviving entity. CrossPoint, which previously had reported on a calendar year, has adopted a fiscal year end of September 30. The Company has not recorded any goodwill as a result of the Merger. The following represents the unaudited condensed balance sheet of CrossPoint as of September 30, 2006:

CrossPoint Energy, LLC
Unaudited Condensed Consolidated Balance Sheet
At September 30, 2006

ASSETS

CURRENT ASSETS	$7,757,005
PROPERTY & EQUIPMENT	7,880,161
OTHER ASSETS	30,860

Total assets	15,668,026

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES	$7,002,091
LONG-TERM LIABILITIES	8,072,471

Total liabilities	15,074,563

Shares subject to redemption, net of offering costs	4,022,354

MEMBERS' DEFICIT	(3,428,890)
Total liabilities and members’ deficit	$15,668,026

CrossPoint Energy Company
(formerly Electrum Mining Limited)
(An Exploration Stage Company)
Notes to Financial Statements

September 30, 2006

The following unaudited supplemental pro forma information represents the Company’s consolidated results of operations for the nine months ended September 30, 2006 as if the Merger had occurred on January 1, 2006,and includes the historical audited statement of operations of Electrum Mining for the year ended September 30, 2006, combined with CrossPoint’s unaudited statement of operations for the nine months ended September 30, 2006. The unaudited supplemental pro forma information gives effect to the elimination of all historical revenues and expenses of Electrum, and the addition of $150,000 of estimated expenses for legal, accounting, and SEC filings. Such pro forma information does not purport to be indicative of operating results that would have been reported had the Acquisition occurred on January 1, 2006, or future operating results.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the period presented nor is it necessarily indicative of future operating results or financial positions.

Pro Forma (Unaudited)

Revenues	$2,281,680
Net loss applicable to common shares	$(8,075,633)
Loss per common share, basic and diluted	$(0.45)
Weighted average number of shares outstanding	17,824,220

******

Unaudited Proforma Financial Statements

CrossPoint Energy Company
Unaudited Pro Forma Condensed Consolidated Balance Sheet
At September 30, 2006

	Electrum Mining Limited	CrossPoint Energy LLC	Pro Forma Adjustments	Pro Forma Balance Sheet

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,761	6,073,298	(141,566)	5,934,493
Restricted cash		385,521		385,521
Accounts receivable		634,010		634,010
Oil and gas revenue receivable		273,764		273,764
Prepaid expenses		129,791		129,791
Deferred financing costs	-	260,621	-	260,621
Total current assets	2,761	7,757,005	(141,566)	7,618,200

PROPERTY & EQUIPMENT
Oil & gas property and equipment, successful efforts method		12,722,224		12,722,224
Less accumulated impairment, depletion, depreciation & amortization	-	(4,952,894)	-	(4,952,894)
Net oil & gas properties	-	7,769,330	-	7,769,330
Other property and equipment, net		110,832		110,832

OTHER ASSETS	-	30,860	-	30,860

Total assets	$2,761	15,668,026	(141,566)	15,529,221

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$17,526	1,751,148		1,768,674
Notes payable, net of discount		4,101,439		4,101,439
Oil and gas revenues payable		326,859		326,859
Oil and gas joint interest prepayments		556,598		556,598
Interest payable		234,603		234,603
Other current liabilities	-	31,444	-	31,444
Total current liabilities	17,526	7,002,091	-	7,019,617

Convertible debt, net of discount		7,838,277		7,838,277
Asset retirement obligation		150,136		150,136
Other long-term liabilities	-	84,058	-	84,058

Total liabilities	17,526	15,074,562	-	15,092,088

COMMITMENTS AND CONTINGENCIES

Shares subject to redemption, net of offering costs	-	4,022,354	-	4,022,354

MEMBERS' DEFICIT:				-
Members' equity		6,290,872		6,290,872
Capital stock	66,272			66,272
Accumulated deficit	(81,037)	(9,719,762)	(141,566)	(9,942,365)
Total Members' deficit	(14,765)	(3,428,890)	(141,566)	(3,585,221)

Total liabilities and members’ deficit	$2,761	15,668,026	(141,566)	15,529,221

CROSSPOINT ENERGY COMPANY
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Period Ended September 30, 2006

	Electrum Mining Limited	CrossPoint Energy LLC	Pro Forma Adjustments	Pro Forma Statement of Operations
	(Year Ended September 30, 2006)	(Nine Months Ended September 30, 2006)

Operating Revenues
Crude oil & natural gas sales	$-	$1,595,111	$-	$1,595,111
Contract services revenue	-	686,569	-	686,569
Total operating revenues	-	2,281,680	-	2,281,680

Operating expenses:
Lease operating expenses		383,308		383,308
Production and ad valorem taxes		88,030		88,030
Dry hole & abandonment expenses		1,060,588		1,060,588
Impairment of oil & gas properties		4,086,844		4,086,844
Depreciation, depletion and amortization		877,577		877,577
Accretion of asset retirement obligations		22,855		22,855
Contract services expense		422,470		422,470
General and administrative expenses	8,434	2,067,326	141,566	2,217,326

Total operating expenses	8,434	9,008,998	141,566	9,158,998

Operating loss	(8,434)	(6,727,318)	(141,566)	(6,877,318)

Other income & expense:
Other income	-	2,400	-	2,400
Interst income	-	68,296	-	68,296
Interest expense	-	(852,675)	-	(852,675)
Penalty expense	-	(340,988)	-	(340,988)
Total other expenses	-	(1,122,967)	-	(1,122,967)

Net loss	$(8,434)	$(7,850,285)	$(141,566)	$(8,000,285)

Preferred units dividends	-	(75,348)	-	(75,348)

Net loss applicable to common units	$(8,434)	$(7,925,633)	$(141,566)	$(8,075,633)

Net loss per common share	$(0.00)	$(0.71)		$(0.45)
Weighted average number of shares outstanding and common share equivalents	3,250,000	11,204,232		17,824,220